                                        CERTAIN INFORMATION IN THIS EXHIBIT HAS
                                        BEEN OMITTED AND FILED SEPARATELY WITH
                                        THE SECURITIES AND EXCHANGE COMMISSION
                                        PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                        TREATMENT FILED WITH THE SEC AND IS
                                        MARKED BY AN ASTERISK [*]


       LIMITED LIABILITY COMPANY INTEREST PURCHASE AGREEMENT AMONG GRANT,
      TANI, BARASH & ALTMAN, INC., WARREN GRANT, JANE TANI, COREY BARASH,
                     HOWARD ALTMAN AND GTBA HOLDINGS, INC.

                                  EXHIBIT 10.59

                                         CERTAIN INFORMATION IN THIS EXHIBIT HAS
                                         BEEN OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE COMMISSION
                                         PURSUANT TO A REQUEST FOR CONFIDENTIAL
                                         TREATMENT FILED WITH THE SEC AND IS
                                         MARKED BY AN ASTERISK [*]


              LIMITED LIABILITY COMPANY INTEREST PURCHASE AGREEMENT

                                      AMONG

                       GRANT, TANI, BARASH & ALTMAN, INC.,

                                  WARREN GRANT,

                                   JANE TANI,

                                  COREY BARASH,

                                HOWARD ALTMAN and

                               GTBA HOLDINGS, INC.

                            Made as of April 2, 2004

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1 DEFINITIONS..........................................................................................   2

ARTICLE 2 SALE AND PURCHASE OF LLC INTEREST....................................................................   9

                Section 2.1         Sale and Purchase..........................................................   9
                Section 2.2         Closing....................................................................   9
                Section 2.3         Execution of LLC Agreement.................................................   9
                Section 2.4         Final Closing Balance Sheet................................................   9

ARTICLE 3 PAYMENT..............................................................................................  10

                Section 3.1         Payment....................................................................  10

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF GRANT TANI AND THE PRINCIPALS TO HOLDINGS..........................  11

                Section 4.1         Organization...............................................................  11
                Section 4.2         Authority..................................................................  12
                Section 4.3         Governmental Filings; Non-Contravention....................................  12
                Section 4.4         Capitalization.............................................................  12
                Section 4.5         Subsidiaries and Other Relationships.......................................  13
                Section 4.6         Business...................................................................  13
                Section 4.7         Assets.....................................................................  13
                Section 4.8         Clients and Services.......................................................  14
                Section 4.9         Receivables................................................................  14
                Section 4.10        Contracts..................................................................  14
                Section 4.11        Employment Arrangements....................................................  14
                Section 4.12        Financial Statements.......................................................  15
                Section 4.13        Material Adverse Change....................................................  15
                Section 4.14        Ordinary Course of Business................................................  15
                Section 4.15        Litigation and Compliance with Laws........................................  15
                Section 4.16        Environmental Matters......................................................  16
                Section 4.17        Broker Dealer..............................................................  17
                Section 4.18        Insurance Policies.........................................................  17
                Section 4.19        Tax Matters................................................................  17
                Section 4.20        Certain Transactions.......................................................  18
                Section 4.21        Employee Benefit Plans.....................................................  18
                Section 4.22        Brokerage..................................................................  20

                Section 4.23        Access to Information......................................................  20
                Section 4.24        Privacy....................................................................  20
                Section 4.25        No Known Regulatory Delays.................................................  20

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF HOLDINGS TO GRANT TANI AND THE PRINCIPALS..........................  21

                Section 5.1         Organization...............................................................  21
                Section 5.2         Authority..................................................................  21
                Section 5.3         Governmental Filings; Non-Contravention....................................  21
                Section 5.4         Litigation and Compliance with Laws........................................  22
                Section 5.5         Investment Representations.................................................  22
                Section 5.6         No Known Regulatory Delays.................................................  23
                Section 5.7         Brokerage..................................................................  23

ARTICLE 6 COVENANTS OF GRANT TANI AND THE PRINCIPALS...........................................................  23

                Section 6.1         Notice to Clients..........................................................  23
                Section 6.2         Conduct of Business........................................................  23
                Section 6.3         Preservation of Business and Assets........................................  24
                Section 6.4         Standstill.................................................................  24
                Section 6.5         Non-Competition............................................................  24
                Section 6.6         Specific Performance.......................................................  25
                Section 6.7         Licensing; Client Agreements...............................................  25
                Section 6.8         Assignment and Assumption Agreement and Original LLC Agreement.............  26

ARTICLE 7 COVENANTS OF HOLDINGS................................................................................  26

                Section 7.1         Business Benefits..........................................................  26
                Section 7.2         Retirement Plan Rollovers..................................................  27

ARTICLE 8 COVENANTS OF THE PARTIES.............................................................................  27

                Section 8.1         Regulatory Authorizations..................................................  27
                Section 8.2         Confidentiality............................................................  27
                Section 8.3         Expenses Incident to this Agreement........................................  28
                Section 8.4         Access; Information........................................................  28
                Section 8.5         Press Releases.............................................................  28

ARTICLE 9 CONDITIONS PRECEDENT TO HOLDINGS' OBLIGATIONS........................................................  28

                Section 9.1         No Litigation; No Opposition...............................................  28
                Section 9.2         Representations, Warranties and Covenants of Grant Tani and the
                                    Principals.................................................................  29
                Section 9.3          Client Objection..........................................................  29
                Section 9.4         Licensing; Client Agreements...............................................  29
                Section 9.5         Shareholder Approval.......................................................  30

                Section 9.6         Engagement Letter and Marketing Materials..................................  30
                Section 9.7         Other Approvals............................................................  30
                Section 9.8         Capitalization.............................................................  30
                Section 9.9         Deliveries.................................................................  30
                Section 9.10        No Material Adverse Change.................................................  32
                Section 9.12        Buy-Sell Agreement.........................................................  32
                Section 9.13        Satisfaction of Employee Loans.............................................  32
                Section 9.14        Accrual Basis Financial Statements.........................................  32

ARTICLE 10 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GRANT TANI AND THE PRINCIPALS............................  32

                Section 10.1        No Litigation; No Opposition...............................................  32
                Section 10.2        Representations, Warranties and Covenants..................................  33
                Section 10.3        Deliveries.................................................................  33
                Section 10.4        No Material Adverse Change.................................................  33

ARTICLE 11 INDEMNIFICATION.....................................................................................  33

                Section 11.1        Indemnification by the Principals..........................................  33
                Section 11.2        Indemnification by Holdings................................................  34
                Section 11.3        Limitation.................................................................  34
                Section 11.4        Defense of Claims..........................................................  34
                Section 11.5        Prompt Payment.............................................................  35
                Section 11.6        Certain Reductions; Subrogation............................................  35

ARTICLE 12 TERMINATION.........................................................................................  36

                Section 12.1        Termination................................................................  36
                Section 12.2        Effect of Termination......................................................  36

ARTICLE 13 MISCELLANEOUS.......................................................................................  36

                Section 13.1        Survival of Representations, Warranties and Covenants......................  36
                Section 13.2        Waivers....................................................................  36
                Section 13.3        Modifications..............................................................  37
                Section 13.4        Further Assurances.........................................................  37
                Section 13.5        Governing Law; Consent to Jurisdiction.....................................  37
                Section 13.6        Notices....................................................................  37
                Section 13.7        Assignability..............................................................  39
                Section 13.8        Captions...................................................................  39
                Section 13.9        Number and Gender..........................................................  39
                Section 13.10       Severability...............................................................  39
                Section 13.11       Counterparts...............................................................  39
                Section 13.12       No Third-Party Beneficiaries...............................................  39
                Section 13.13       Remedies for Section 8.2...................................................  39
                Section 13.14       Integration................................................................  39

                                LIST OF EXHIBITS

A        Assignment and Assumption Agreement
B        Original LLC Agreement
C        Form of Client Agreements
D        Form of Employment Agreements
E        Form of Amended and Restated Limited Liability Company Agreement
F        Form of Management Operating Agreement
G        Form of Offer Letter
H        Form of Notice to Clients
I        Form of Legal Opinion of Glassman, Browning & Saltsman, Inc.
J        Form of Legal Opinion of Jane Katz Crist, Esquire

LIST OF SCHEDULES

Schedule 1(uu)        Certain Clients of Grant Tani
Schedule 1(sss)       Pro Forma Financial Statements and Valuation Examples
Schedule 4.3          Governmental Filings of Grant Tani and the Principals
Schedule 4.4(a)       Stockholders and Shares
Schedule 4.4(b)       Members, Capital Account Balances and Membership Points
Schedule 4.5          Subsidiaries and Other Relationships
Schedule 4.7          Real and Personal Property
Schedule 4.7(d)       Art Owned by Warren Grant
Schedule 4.8(a)       Client Agreements of Grant Tani
Schedule 4.8(b)       Referral Arrangements
Schedule 4.10         Material Contracts
Schedule 4.11         Employment Arrangements
Schedule 4.12(a)      Financial Statements of Grant Tani
Schedule 4.12(c)      Other Liabilities
Schedule 4.15         Regulatory Compliance
Schedule 4.18         Insurance Policies
Schedule 4.21(a)      Amendments to Seller Qualified Plans
Schedule 4.21(b)      Title IV Plans and Qualified Beneficiaries
Schedule 4.21(d)      Seller Employee Plans
Schedule 4.21(f)      Seller Employee Plan Assets
Schedule 5.3          Governmental Filings of Holdings
Schedule 5.4          Regulatory Compliance of Holdings and WTC

         THIS LIMITED LIABILITY COMPANY INTEREST PURCHASE AGREEMENT (the "Agreement") is made as of April 2, 2004, among GRANT, TANI, BARASH & ALTMAN, INC., a California corporation ("Grant Tani"), WARREN GRANT, JANE TANI, COREY BARASH and HOWARD ALTMAN (such individuals sometimes individually referred to herein as a "Principal" and collectively referred to herein as the "Principals"), and GTBA HOLDINGS, INC., a Delaware corporation ("Holdings").

                                   BACKGROUND

         A. Grant Tani provides business management services to its clients that include bookkeeping, cash flow management, budgeting, tax planning, insurance consultation and other services.

         B. The Principals own all of the outstanding shares of stock of Grant Tani.

         C. Grant Tani and Warren Grant (the "Second Member") have heretofore formed Grant Tani Barash & Altman, LLC, a Delaware limited liability company (the "LLC"), which will succeed to Grant Tani's business, have contributed certain assets to the LLC and have executed an operating agreement of the LLC in the form of Exhibit B hereto ("Original LLC Agreement").

         D. The LLC has been formed as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 et seq., as amended from time to time, by filing a Certificate of Formation of the LLC with the Office of the Secretary of State of Delaware on February 24, 2004 (the "LLC Certificate").

         E. Pursuant to an Assignment and Assumption Agreement in the form of Exhibit A hereto, prior to the transactions contemplated hereby, Grant Tani will contribute all of its assets, including the goodwill of its business (excluding any right of Grant Tani to receive a reversion of surplus assets from the Grant, Tani, Barash & Altman, Inc. Defined Benefit Plan) to the LLC (which will assume all of Grant Tani's liabilities, except those liabilities relating to the Grant Tani Qualified Plans (as hereinafter defined) in exchange for which the LLC will issue Grant Tani an LLC Interest consisting of 99.99 Membership Points. At that time, Grant will own an LLC Interest consisting of .01 Membership Points.

         F. Holdings desires to purchase, and Grant Tani desires to sell, an LLC Interest consisting of 90 Membership Points, on the terms and conditions set forth herein.

         G. Holdings is a Delaware corporation and not a natural person. Under California law, for Holdings to own an interest in the LLC, certain activities Grant Tani conducts will need to be performed outside the LLC by a public accounting firm licensed with the California State Board of Accountancy. Accordingly, prior to Holdings' purchase of 90.00 Membership Points, Grant Tani will become licensed as such a public accounting firm and will conduct those activities. In addition, prior to that purchase, Grant Tani will cause individuals who will prepare and sign client tax returns on behalf of the LLC to become licensed as tax preparers under California law.

         H. Grant Tani, the Principals and Holdings intend that this Agreement memorialize their respective representations, warranties, covenants and other agreements to induce each of them to execute and deliver this Agreement and the other Transaction Documents, as defined herein.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below:

         a. "Advisers Act" means the Investment Advisers Act of 1940, as amended from time to time.

         b. "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first Person. As used in this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (i) vote 25% or more of the outstanding voting securities of a Person or (ii) otherwise direct the management policies of a Person by contract or otherwise.

         c. "Assignment and Assumption Agreement" means the instrument in the form of Exhibit A hereto by which Grant Tani assigns its business to the LLC (which will assume all of Grant Tani's liabilities, except those liabilities relating to the Grant Tani Qualified Plans). Nothing in the Assignment and Assumption Agreement shall be interpreted or construed to obligate Grant Tani to contribute, assign, transfer or convey to the LLC Grant Tani's right to receive a reversion of surplus assets from the Grant, Tani, Barash & Altman, Inc. Defined Benefit Plan.

         d. "Bankruptcy Code" means the U.S. Bankruptcy Code, as amended from time to time, and any successor to that code.

         e.       "Berkshire" has the meaning assigned to that term in Section
5.7.

         f. "Business Day" means a day Wilmington Trust Company is open for business.

         g. "Cause," with respect to a Person, means any of the events set forth below, determined in accordance with the terms of the LLC Agreement, provided that a Person shall have 20 days after written notice of any such event to cure such an event that is curable:

                  (1) A breach of any material provision of Article 11 of the LLC Agreement;

                  (2) The failure of a Person to perform substantially that Person's duties with the LLC or the Management Company (other than any such failure resulting from incapacity due to physical or mental illness);

                  (3) The engaging by a Person in illegal conduct, dishonest conduct, conduct that is a breach of that Person's fiduciary duty or gross misconduct; or

                  (4) Any disqualification, suspension or revocation of any applicable registration or license of a Person as a result of a final, non-appealable proceeding by the California State Board of Accountancy, any other state accounting board, the U.S. Securities and Exchange Commission, any state securities commission or any self-regulatory authority or court with jurisdiction over the LLC or the Management Company.

         h. "Change of Control" means (1) the acquisition by any Person or group of Persons of beneficial ownership (as that term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 25% or more of the outstanding capital stock of Holdings or Wilmington Trust Corporation, a Delaware corporation that owns all of Holdings' outstanding shares of capital stock ("WTC"), entitled to vote for the election of directors ("Voting Shares");
(2) the acquisition by any person or any group of Persons (other than Holdings, WTC or any of their respective Affiliates) of 50% or more of the Membership Points in the LLC owned by Holdings or any of its Affiliates immediately prior to that acquisition; (3) the merger or consolidation of WTC with one or more other Persons as a result of which the holders of the outstanding Voting Shares of WTC immediately before the merger or consolidation hold less than 50% of the Voting Shares of the surviving or resulting Person; (4) the merger or consolidation of the LLC with one or more other Persons (other than Holdings or WTC or one or more of their respective Affiliates) as a result of which the holders of the outstanding Membership Points immediately before the merger or consolidation hold less than 50% of the total outstanding Membership Points (or equivalent) of the surviving or resulting Person; (5) the transfer of all or substantially all of Holdings', WTC's or the LLC's assets, other than to an Affiliate of Holdings or WTC; or (6) a proxy contest for the election of directors of WTC that results in Persons constituting the Board of Directors of WTC immediately before the initiation of that proxy contest ceasing to be a majority of the Board of Directors of WTC upon the conclusion of that proxy contest; provided that neither (x) any transfer of the capital stock or assets of Holdings or WTC to, or the merger or consolidation of Holdings or WTC with or into, (A) an entity that both prior to and also after that transfer, merger or consolidation had been and will be consolidated with Holdings or WTC for federal income tax purposes or (B) any newly-formed, wholly owned subsidiary of Holdings or WTC that will be consolidated with Holdings or WTC for federal income tax purposes, nor (y) a transfer of LLC Interests by one or more Principals to one or more Permitted Transferees (as that term is defined in the LLC Agreement) shall be deemed to be a Change of Control for purposes hereof.

         i.       "Client Agreement" has the meaning assigned to that term in
Section 6.7 and is in the form of Exhibit C attached hereto, except as that form may be revised to incorporate revisions requested by the California Department of Corporations.

         j.       "Client Fees" has the meaning assigned to that term in Section
9.3(b).

         k. "Closing" and "Closing Date" have the meanings assigned to those terms in Section 2.2.

         l.       "COBRA" has the meaning assigned to that term in Section
4.21(b).

         m. "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted hereafter. A reference to a specific section of the Code refers to that section as well as any corresponding provision of any federal tax statute enacted hereafter, as that section is in effect on the date of application of the provisions hereof containing that reference.

         n.       "Disclosing Party" has the meaning assigned to that term in
Section 8.2.

         o. "Earnout Payment" shall mean a payment Holdings makes to Grant Tani under Section 3.1(a).

         p.       "Effective Time" has the meaning assigned to that term in
Section 2.2.

         q. "Employee Plan" or "Plan" has the meaning assigned to that term in Section 4.21(d).

         r. "Employment Agreements" means the employment agreements between the Management Company and each Principal substantially in the form of Exhibit D attached hereto.

         s. "Employment Arrangement" has the meaning assigned to that term in Section 4.11.

         t.       "ERISA" has the meaning assigned to that term in Section
4.21(b).

         u.       "Environmental Laws" has the meaning assigned to that term in
Section 4.16(a).

         v. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         w. "Final Closing Balance Sheet" has the meaning assigned to that term in Section 2.4.

         x. "Financial Statements" has the meaning assigned to that term in Section 4.12(a).

         y. "401(k) Plan" has the meaning assigned to that term in Section 4.21(a).

         z. "GAAP" means United States generally accepted accounting principles applied consistently with prior periods.

         aa.      "Good Reason" means, with respect to any Principal employed by the LLC or the Management Company:

                  (1) a reduction by the LLC or the Management Company in that Principal's title or salary as the foregoing is in effect at Closing;

                  (2) the LLC's or the Management Company's requiring that Principal, without his or her consent, to be based at any office or location more than 25 miles outside the Los Angeles, California Metropolitan Statistical Area;

                  (3) without the written consent of a Principal, the assignment to that Principal of duties inconsistent in any material respect with the Principal's position, authority, duties or responsibilities as in effect on the effective date of that Principal's employment by the LLC or the Management Company, or any other action by the LLC or the Management Company, which assignment, in each instance, results in a material diminution in that position, authority, duties or responsibilities;

                  (4) the material breach by the Management Company of that Principal's Employment Agreement.

                  "Good Reason" shall not include a Principal's death or Disability. The LLC or the Management Company shall have an opportunity to cure any claimed event of Good Reason within 30 days of notice from the Principal.

         bb.      "Governmental Authority" means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States or any foreign government or any state or other political subdivision thereof or any state insurance, accounting, securities or banking authority (including the California State Board of Accountancy and the Securities Regulation Division of the California Department of Corporations), the Board of Governors of the Federal Reserve System, a Federal Reserve Bank, the Federal Deposit Insurance Corporation, the NASD, the NYSE, any other similar self-regulatory organization and any court or tribunal of competent jurisdiction.

         cc.      "Grant Tani Entities" means the LLC, Grant Tani, the
Management Company and any Subsidiary (present or future), and the term "Grant Tani Entity" means any one of the foregoing Grant Tani Entities.

         dd.      "Grant Tani Qualified Plans" has the meaning assigned to that term in Section 7.2.

         ee.      "Immediate Family" means, with respect to any natural person, that person's spouse, parents, grandparents, children, grandchildren, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law.

         ff.      "Initial Payment" shall mean the payment Holdings is to make to Grant Tani under Section 3.1(a)(1).

         gg.      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
Act of 1976, as amended, and the rules and regulations thereunder.

         hh.      "Indemnified Party" means a Person entitled to be indemnified under Article 11 hereof.

         ii. "Indemnifying Party" means a Person obligated to indemnify another Person under Article 11 hereof.

         jj.      "Knowledge" means that which a Person actually knows or should know. "Knowledge of Grant Tani" shall mean the Knowledge of the individual Principals.

         kk.      "Leased Real Property" has the meaning assigned to that term in Section 4.16.

         ll.      "Licenses" means licenses, franchises, permits and regulatory approvals.

         mm.      "Lien" means a charge, mortgage, pledge, security interest, restriction (other than a restriction on transfer arising under federal or state securities laws (or rules and regulations thereunder) or laws relating to the regulation of brokers, dealers, investment advisers, investment companies, banks, insurance companies and other regulated businesses), lien or encumbrance of any nature whatsoever.

         nn.      "LLC" has the meaning assigned to that term in Recital C
hereof.

         oo.      "LLC Agreement" means the Amended and Restated Limited
Liability Company Agreement of the LLC in the form of Exhibit E attached hereto.

         pp.      "LLC Certificate" has the meaning assigned to that term in
Recital D hereof.

         qq.      "LLC Interest" has the meaning assigned to that term in the
LLC Agreement.

         rr.      "Losses" has the meaning assigned to that term in Section
11.1.

         ss.      "Management Company" means Grant, Tani, Barash & Altman
Management, Inc., a Delaware corporation owned by Holdings.

         tt.      "Management Operating Agreement" means the Management
Operating Agreement between the LLC and the Management Company in the form of Exhibit F attached hereto.

         uu.      "Material Adverse Effect" with respect to a Person or Persons means a material adverse effect on the business, assets or condition (financial or otherwise) of that Person or Persons determined on a consolidated basis with respect to all Subsidiaries of that Person, as the case may be. A Material Adverse Effect with respect to a Person shall include, without limitation, any of the following: (1) in the case of Holdings, a decrease of 10% or more of WTC's annual net revenues or potential net revenues as a result of the occurrence of the Material Adverse Effect; (2) in the case of Grant Tani, a decrease of 20% or more of the number of its clients other than those clients set forth on Schedule 1(uu); or (3) a prolonged impairment of the Person's ability to conduct business in any material respect as it was conducted before the occurrence of the Material Adverse Effect. Notwithstanding the foregoing provisions, a Material Adverse Effect shall not include the effect of any event, change or occurrence arising out of or attributable to changes in accounting principles applicable to the Person to the extent required by law or GAAP.

         vv.      "Member" has the meaning assigned to that term in the LLC
Agreement.

         ww.      "Membership Points" has the meaning assigned to that term in the LLC Agreement.

         xx. "Metropolitan Statistical Area" of a city means that city's metropolitan statistical area as defined by the United States Office of Management and Budget.

         yy.      "NASD" means the NASD, Inc. and any successor thereto.

         zz.      "NYSE" means the New York Stock Exchange, Inc. and any
successor thereto.

         aaa.     "Offer Letter" means the letter agreement between the
Management Company and each employee of the Management Company (other than a Principal) that performs business management services in the form of Exhibit G attached hereto.

         bbb.     "Original LLC Agreement" has the meaning assigned to that term in Recital C hereof.

         ccc.     "Party" means Grant Tani, any Principal or Holdings, and
"parties" means all Persons that qualify as a Party.

         ddd.     "PBGC" has the meaning assigned to that term in Section
4.21(e).

         eee.     "Person" means any individual, partnership, corporation,
limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

         fff.     "Purchase Price" shall have the meaning assigned to that term in Section 3.1.

         ggg.     "Receiving Party" has the meaning assigned to that term in
Section 8.2.

         hhh.     "Restricted Area" has the meaning assigned to that term in
Section 6.5.

         iii.     "Restricted Period" has the meaning assigned to that term in
Section 6.5.

         jjj.     "SEC" means the U.S. Securities and Exchange Commission.

         kkk.     "Second Member" has the meaning assigned to that term in
Recital C hereof.

         lll.     "Securities Act" means the Securities Act of 1933, as amended from time to time.

         mmm.     "Seller Employee Plan" has the meaning assigned to that term in Section 4.21(d).

         nnn.     "Seller Qualified Plan" has the meaning assigned to that term in Section 4.21(a).

         ooo.     "Shares" has the meaning assigned to that term in Section
4.4(a).

         ppp.     "Subsidiary" or "Subsidiaries" means any corporation,
partnership or other organization, whether incorporated or unincorporated, of which more than twenty-five percent (25%) of either the equity interests in, or the voting control of, that corporation, partnership or other organization is beneficially owned by a Person, directly or indirectly, through Subsidiaries or otherwise, or of which a Person serves as the general partner or managing member.

         qqq.     "Taxes" has the meaning assigned to that term in Section 4.19.

         rrr.     "Transaction Documents" means this Agreement, the LLC
Agreement, the Employment Agreements, the Assignment and Assumption Agreement, the Management Operating Agreement, the Offer Letters, the Client Agreements and all other agreements, documents, instruments and certificates executed in connection herewith or therewith and any and all exhibits and schedules appertaining thereto.

         sss.     "Valuation" shall be based on a formula that weights the LLC's gross revenue and pre-tax net income at [*]% each, and applies a multiple based on the annual compound growth rate of each from the amounts reflected on Grant Tani's pro forma financial statements for the year ended December 31, 2003, which are attached hereto as part of Schedule 1(sss). For all purposes in calculating the Valuation, Grant Tani's gross revenues for the year ended December 31, 2003 shall be deemed to be [*] and its pre-tax net income for the year ended December 31, 2003 shall be deemed to be [*]. The gross revenue multiple shall be between [*]x and [*]x, based on a range of annual compound growth rates of gross revenues. The pre-tax net income multiple shall be between [*]x and [*]x, based on a range of annual compound growth rates of pre-tax net income. The multiples will be determined by calculating the annual compound growth rate of the LLC's gross revenues and pre-tax net income according to the following formula:

                                                                  Pre-Tax Net
Annual Compound Growth           Gross Revenue Multiple         Income Multiple
----------------------           ----------------------         ---------------
[*]% or less                                [*]x                      [*]x
[*]%                                        [*]x                      [*]x
[*]%                                        [*]x                      [*]x
[*]%                                        [*]x                      [*]x
[*]% or greater                             [*]x                      [*]x

         Annual compound growth in gross revenue or pre-tax net income between [*]% and [*]% shall be interpolated proportionately.

         The Valuation will be determined for each calendar year in accordance with GAAP, provided that the following items will be excluded: (1) extraordinary, non-recurring items of revenue (including any fees received for services previously provided to Burger Business, LLC) and expense; and (2)
$[*] of recurring expense. For purposes of determining the Valuation, expenses of the LLC do not include the cost of support services generally available from WTC but do include the cost of the benefits described in Section
7.1 and the costs and fees paid to the Management Company under the Management Operating Agreement. For the calendar years following 2003, the Valuation will be calculated by reference to the LLC's financial statements prepared on an accrual basis in accordance with GAAP and separately audited by an independent accounting firm selected by the Principals and acceptable to Holdings, which acceptance will not be unreasonably withheld, and such other books and records as are sufficient to identify the items in the proviso in the first sentence of this paragraph.

         The following is a sample calculation of the Valuation at the end of the second calendar year after Closing assuming annual compound growth of gross revenue of [*]% and annual compound growth of pre-tax net income of [*]%:

                  Gross Revenue = $[*]
                  Interpolated gross revenue multiple = [*]x
                  Valuation based on gross revenue = $[*]

                  Pre-tax net income = $[*]
                  Interpolated pre-tax net income multiple = [*]x
                  Valuation based on pre-tax net income = $[*]

                  Earnout Valuation = ([*]% * $[*]) +
                                      ([*]% * $[*])
                                    = $[*]

                  Earnout Payment = [*]% * $[*]
                                  = $[*]

Included in Schedule 1(sss) are additional examples of computations related to the Valuation.

         Notwithstanding the foregoing or anything to the contrary herein, for purposes of determining the Valuation, for any period beginning after January 1, 2004 until Closing, Grant Tani's financial statements, prepared on an accrual basis in accordance with GAAP (including, without limitation, an appropriate accrual for the Bonus Plan that is Schedule 5.1 to the LLC Agreement) and separately audited by an independent accounting firm selected by the Principals and acceptable to Holdings (which acceptance shall not be unreasonably withheld), and such other books and records as sufficient to identify the items in the proviso in the first sentence of the third paragraph of this Section 1(sss) for Grant Tani, shall be used in place of the LLC's financial statements.

                                    ARTICLE 2

                        SALE AND PURCHASE OF LLC INTEREST
                                AND LLC AGREEMENT

         Section 2.1 Sale and Purchase. Subject to the terms, provisions and conditions and on the basis of the representations, warranties and covenants herein, Grant Tani shall issue, sell and deliver to Holdings, and Holdings shall purchase from Grant Tani, an LLC Interest free and clear of any Lien except restrictions that are set forth herein, consisting of 90 Membership Points, at the Purchase Price as set forth in Section 3.1.

         Section 2.2 Closing. The closing of the transactions contemplated hereby (the Closing") shall take place at the offices of Kirkpatrick & Lockhart LLP, 10100 Santa Monica Boulevard, Seventh Floor, Los Angeles, California 90067 at 10:30 a.m., local time, and be effective at the close of business on the closing date (the "Effective Time"), which shall be five Business Days after the fulfillment or waiver of each condition set forth in Articles 9 and 10 hereof (other than the conditions that are fulfilled or waived as a part of the Closing), or such other date as the Parties mutually agree, that date being referred to herein as the "Closing Date." The parties shall use their reasonable best efforts to cause the conditions to Closing set forth in Articles 9 and 10 hereof to be satisfied as soon as practicable, and shall cause to be executed at Closing the Transaction Documents (except for the Assignment and Assumption Agreement, which shall be executed prior to Closing) by the respective parties to each of documents.

         Section 2.3 Execution of LLC Agreement. On the Closing Date, the LLC Agreement shall be executed and a copy of the LLC Agreement shall be delivered to Holdings, Grant Tani and the Principals.

         Section 2.4 Final Closing Balance Sheet. Promptly after Closing, Grant Tani and the Principals shall prepare a consolidated balance sheet and related notes of Grant Tani as of the close of business on the Closing Date (the "Final Closing Balance Sheet"), audited by an independent accounting firm selected by the Principals and acceptable to Holdings (which acceptance shall not be unreasonably withheld) and prepared in accordance with GAAP, except that (a) no item shall fail to be included therein or excluded therefrom on the basis of materiality, individually or collectively, and (b) at Holding's option, the effect of any breaches of the representations and warranties of Grant Tani or the Principals made herein and discovered by Holdings on or before the date of the Final Closing Balance Sheet shall be fully reserved therein. As soon as practicable following the Closing, the Final Closing Balance Sheet shall be delivered to Holdings by Grant Tani and the Principals, accompanied by the report of the auditors thereon.

                                    ARTICLE 3

                                     PAYMENT

         Section 3.1       Payment.

                  a. Subject to the terms and conditions hereof and as a part of this transaction, Holdings shall pay or cause to be paid to Grant Tani cash, by wire transfer of immediately available funds to a bank account designated in writing by Grant Tani, the following amounts (the "Purchase Price"):

                           1.       At Closing, $[*];

                           2. By March 31, 2006, [*]% times the Valuation for 2005;

                           3. By March 31, 2007, [*]% times the Valuation for 2006;

                           4. By March 31, 2008, [*]% times the Valuation for 2007; and

                           5. By March 31, 2009, [*]% times the Valuation for 2008.

                  b. In the event of a Change of Control, and provided that some or all of the Principals so elect (which election may be made prior to the effective date of the Change of Control), any amounts due to Grant Tani with respect to the Principals making that election and unpaid under Sections 3.1(a)(2), 3.1(a)(3), 3.1(a)(4) and 3.1(a)(5) shall be calculated on the basis of the Valuation for the full calendar year preceding that Change of Control (the "Accelerated Valuation") and their respective ownership percentages of Grant Tani immediately prior to Closing as set forth in Schedule 4.4(a) hereto, and that amount shall be paid in cash to Grant Tani within a period of the later of (A) 30 days following the receipt of the respective Principals' election or
(B) the closing of the transactions giving rise to the Change of Control in the proportions set forth in Schedule 4.4(a) hereto. For example, if a Change of Control occurs prior to the payment due under Section 3.1(a)(2), some Principals shall, if they so elect, receive in the aggregate [*]% of the Accelerated Valuation multiplied by the sum of their respective ownership percentages of Grant Tani immediately prior to Closing as set forth in Schedule 4.4(a) hereto.

         If some, but not all, of the Principals make the election contemplated by this Section 3.1(b) and Section 3.1(c) does not apply, then (1) the amounts payable to Grant Tani with respect to the Principals who have made that election shall be determined by multiplying (A) the sum of the amount determined in accordance with the preceding paragraph by (B) a percentage equal to the sum of their respective ownership percentages of Grant Tani immediately prior to Closing as set forth in

Schedule 4.4(a) hereto, and shall be distributed among them in accordance with those respective ownership percentages, and (2) the amounts payable to Grant Tani with respect to the Principals who have not made that election shall remain payable at the times they would otherwise be payable and shall be determined by multiplying the amount they would otherwise have received under Section 3.1 by a percentage equal to the sum of their respective ownership percentages of Grant Tani immediately prior to Closing as set forth on Schedule 4.4(a) hereto, and shall be allocated among them in accordance with those respective ownership percentages.

         c. To the extent that any Principals and/or their Permitted Transferees have exercised their right to purchase LLC Interests pursuant to
Section 7.5(b) of the LLC Agreement, (1) neither Grant Tani nor those Principals shall be entitled to receive any future payments with respect to those Principals under this Section 3.1, and (2) the amounts otherwise payable to the Principals under this Section 3.1 shall be determined as though they had elected to receive the accelerated payments pursuant to Section 3.1(b), multiplied by a percentage equal to the sum of their respective ownership percentages of Grant Tani immediately prior to Closing as set forth in Schedule 4.4(a) hereto, and allocated among them in accordance with those relative ownership percentages. If this Section 3.1(c) applies, then none of the Principals shall have any rights to receive payments under Section 3.1, if any, other than through this Section 3.1(c).

         d. Notwithstanding anything to the contrary in Section 3.1, to the extent that some or all of the Principals and/or their Permitted Transferees have exercised their right to put some or all their LLC Interests to Holdings under Section 7.5(a) of the LLC Agreement, (1) the amounts otherwise payable to those Principals under this Section 3.1 shall be determined as though they had elected to receive the accelerated payments pursuant to Section 3.1(b) and shall be multiplied by a percentage equal to the sum of their respective ownership percentages of Grant Tani immediately prior to Closing as set forth in Schedule 4.4(a) hereto, and shall be distributed among them in accordance with those relative ownership percentages, and (2) unless Section 3.1(c) applies, the amounts otherwise payable under this Section 3.1 to those Principals who have not exercised their right to put their LLC Interests to Holdings under Section 7.5(a) of the LLC Agreement shall remain payable at the times they would otherwise be payable and shall be equal to the amount they would have otherwise received under this Section 3.1 multiplied by the sum of their respective ownership percentages of Grant Tani immediately prior to Closing as set forth in
Schedule 4.4(a) hereto, and shall be allocated among them in accordance with those relative ownership percentages.

                                    ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF GRANT TANI AND THE
                             PRINCIPALS TO HOLDINGS

         Grant Tani and each Principal, jointly and severally, make each of the following representations, warranties and agreements to Holdings:

         Section 4.1 Organization. Each of Grant Tani and the LLC is duly organized, validly existing and in good standing under California law in the case of Grant Tani and Delaware law in the case of the LLC; and each is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires that qualification. Grant Tani has had in effect a valid and effective election under
Section 1362(a)(2) of the Code to be an S corporation for each taxable year since its incorporation. Neither Grant Tani nor the Principals have taken or will take any action prior to the Effective Time to terminate Grant Tani's S corporation election.

         Section 4.2 Authority. Grant Tani and the LLC have all requisite power and authority to (a) own assets and conduct business as presently carried on and as contemplated to be carried on after Closing and (b) execute, deliver and perform this Agreement and each other Transaction Document to which each is a party. This Agreement and each other Transaction Document to be executed, delivered and performed by any of Grant Tani, the LLC and the Principals in connection with the transactions contemplated hereby or thereby with respect to that Person has been duly and validly approved by all necessary action of that Person. This Agreement and each other Transaction Document to which any of Grant Tani, the LLC or any Principal is a party represents or, when executed, will represent, the valid and legally binding obligation of that Person, enforceable against it, him or her in accordance with its terms, except as may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws now or hereafter relating to creditors' rights generally or (ii) general principles of equity, whether asserted in a proceeding in equity or at law.

         Section 4.3 Governmental Filings; Non-Contravention. Except as set forth on Schedule 4.3, no notices, reports, applications or other filings are required to be made by any of Grant Tani, the LLC or the Principals with, nor are any consents, registrations, approvals, permits, Licenses or authorizations required to be obtained by any of them from, any Governmental Authority in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation by each such Person of the transactions contemplated hereby and thereby. Except as set forth on Schedule 4.3, the execution, delivery and performance of this Agreement and each other Transaction Document to be executed, delivered and performed by any of Grant Tani, the LLC or any Principal in connection with the transactions contemplated hereby and thereby do not and will not: (a) violate any provision of the articles of incorporation or bylaws of Grant Tani, the LLC Certificate or the LLC Agreement; (b) violate, conflict with or result in a default under any material contract or material obligation to which any of Grant Tani, the LLC or any Principal is a party or by which any of that Person's assets are bound; (c) violate or result in a violation of, or constitute a default, in any material respect, under any law, regulation or rule, or any order of or restriction imposed by any court or other Governmental Authority on, any of Grant Tani, the LLC and/or any Principal or any of that Person's properties; (d) require any of Grant Tani, the LLC and/or any Principal to obtain any approval, consent or waiver of, or make any filing with, any person or entity that has not been obtained or made, except as contemplated by Section 8.1(b), which approvals, consents, waivers or filings, as applicable, will have been received prior to Closing or at any earlier time required hereunder or under applicable laws, rules and regulations; or (e) result in the creation or imposition of any Lien on any of the assets of any of Grant Tani, the LLC or any Principal.

         Section 4.4 Capitalization.

                  a. The authorized capital stock of Grant Tani consists of 10,000 shares of common stock, no par value per share (the "Shares"). As at the date hereof, 1,070 shares are outstanding and are validly issued, fully paid and non-assessable. Schedule 4.4(a) lists by name, address and number of shares each holder of Shares. Except as set forth in Schedule 4.4(a), there are no (i) outstanding shares of capital stock or other securities of Grant Tani, (ii) outstanding options, warrants, puts, calls, commitments, agreements, contracts or preemptive or other rights to purchase, issue or otherwise acquire any capital stock or other securities of Grant Tani or (iii) obligations or securities convertible into or exchangeable for capital stock or other securities of Grant Tani. None of the Shares is subject to any Lien.

                  b. After giving effect to the transactions contemplated hereby, the LLC Agreement, and the Assignment and Assumption Agreement, the Members and their respective capital account balances and Membership Points in the LLC shall be as set forth in Schedule 4.4(b) hereto. Except as set forth in the Transaction Documents, there are no existing rights, agreements or commitments obligating or that might obligate the LLC or any of its Members to issue, transfer, sell or redeem any securities.

         Section 4.5 Subsidiaries and Other Relationships. Except as set forth in Schedule 4.5, neither Grant Tani nor the LLC: (a) owns, directly or indirectly, any capital stock of or other equity or proprietary interest in any Subsidiary or any other corporation, any such interest in any association, trust, partnership, limited liability company, joint venture or similar entity or in any other entity or enterprise; (b) is an Affiliate of any other entity that is not a Principal; or (c) is a party to any joint venture, profit-sharing or similar agreement regarding the profitability or financial results of any of Grant Tani, the LLC or any Principal or the division of revenues or profits of any Grant Tani, the LLC or any Principal. Neither Grant Tani nor the LLC has any off-balance sheet financial obligation, guaranty or promissory note to any Person.

         Section 4.6 Business. Since their inception, each of Grant Tani and the LLC has been engaged solely in the business of providing bookkeeping, cash flow management, budgeting, tax preparation, tax planning, insurance consultation and other services to its clients. Each of Grant Tani, the LLC and each Principal is in material compliance with all federal and state laws. Each of Grant Tani and the LLC has delivered to Holdings true and complete copies of its organizational documents, as amended to date. Each of Grant Tani, the LLC, and each Principal has all Licenses necessary to own its properties and conduct its business as it is presently conducted. Neither Grant Tani nor the LLC serves as trustee for any Person.

         Section 4.7 Assets. Grant Tani and the LLC have good and marketable title to all of their assets. None of the assets contributed by Grant Tani to the LLC is subject to any Lien in favor of any Person. Neither Grant Tani nor the LLC owns any real property. No personal property owned by any of Grant Tani or the LLC is or, to the Knowledge of Grant Tani will be, subject to any Lien except for minor imperfections of title or insignificant Liens that do not, in the aggregate, materially detract from the value of Grant Tani. Schedule 4.7 hereto lists:

                  a. All leases for real property by Grant Tani or the LLC, together with the location of that property, monthly lease payments and lease termination dates, true and complete copies of which have been provided to Holdings;

                  b. All personal property leases in which either Grant Tani or the LLC is obligated to make annual lease payments to any Person in excess of $10,000, true and complete copies of which have been provided to Holdings; and

                  c. All personal property owned by either Grant Tani or the LLC, together with the book value thereof that is reflected on the books either of Grant Tani or the LLC (with any personal property owned by a Principal indicated on Schedule 4.7).

                  d.       Certain art owned by Warren Grant set forth on
Schedule 4.7(d) is not being conveyed to the LLC.

                  All leases for real or personal property are valid and effective in accordance with their terms, and there is no existing breach or event under any lease that, which with the giving of notice, the lapse of time or both would become a breach, on the part of Grant Tani or the LLC or, to the Knowledge of Grant Tani, on the part of any other party thereto.

         Section 4.8 Clients and Services.

                  a. Schedule 4.8(a) lists, as of December 31, 2003, the names of all of Grant Tani's clients, indicating the date when each first became a client and which have executed agreements with Grant Tani and the fee schedule with respect to that client. True and complete copies of each agreement listed in Schedule 4.8(a) have been delivered to Holdings.

                  b. Except as set forth in Schedule 4.8(b), neither Grant Tani nor any employee of Grant Tani has paid, nor will the LLC or any employee of the LLC pay, any Person, directly or indirectly, for soliciting business of any kind for Grant Tani or the LLC.

         Section 4.9 Receivables. All accounts receivable set forth on the books and records of Grant Tani are (a) accurately reflected in Grant Tani's books and records, (b) valid receivables owned by Grant Tani, free and clear of any Lien and (c) to the Knowledge of Grant Tani, not subject to setoffs or counterclaims.

         Section 4.10 Contracts. All contracts to which either Grant Tani or the LLC is a party or by which either of them is bound are enforceable against that Person and, to the Knowledge of Grant Tani, the other parties thereto in accordance with their respective terms. There is not under any such contract an existing material breach or event that, with the giving of notice or the lapse of time or both, would become a material breach or event, on the part of Grant Tani or the LLC, or, to the Knowledge of Grant Tani, on the part of any other party thereto. Schedule 4.10 lists all material contracts to which either Grant Tani or the LLC is a party or by which either of them is bound together with a list of any material contract to which either Grant Tani or the LLC is a party or by which any of them is bound where the consent or approval of the other party(ies) to that contract is required for the consummation of the transactions contemplated hereby. True and complete copies of all contracts listed in
Schedule 4.10 have been provided to Holdings.

         Section 4.11 Employment Arrangements. Except as set forth in Schedule
4.11 hereto, neither Grant Tani nor the LLC has any obligation, contingent or otherwise, under (a) any written or oral employment, collective bargaining or other labor agreement, (b) any written or oral agreement containing severance or termination pay arrangements, (c) any written or oral deferred compensation agreement, retainer or consulting arrangement, (d) any pension or retirement plan, bonus or profit-sharing plan or stock option or stock purchase plan (except any Seller Employee Plan listed on Schedule 4.21(d) hereto) or (e) any other written or oral employee contract or non-terminable employment arrangement (each, an "Employment Arrangement"). Neither Grant Tani nor the LLC is in default with respect to any term or condition of any Employment Arrangement.

         Section 4.12 Financial Statements.

                  a. Grant Tani has delivered to Holdings unaudited balance sheets, income statements and statements of cash flows of Grant Tani as of December 31, 2003 (collectively, the "Financial Statements"), as set forth in
Schedule 4.12(a) hereto.

                  b. The Financial Statements, subject to the qualifications and exceptions noted thereon or in the notes thereto: (i) are accurate and complete in accordance with the books of account and records of Grant Tani; (ii) have been prepared on a cash basis; and (iii) fairly present in all material respects the financial condition, assets and liabilities and results of operations of Grant Tani, as of the dates thereof or for the periods then ended.

                  c. Except as set forth in Schedule 4.12(c), neither Grant Tani nor the LLC has any debt, obligation or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition, except: (i) those reflected or reserved against on the Financial Statements in the amounts shown therein; and (ii) those incurred in the ordinary course of business since the date of the Financial Statements.

         Section 4.13 Material Adverse Change. Since December 31, 2003, no event or condition, individually or in the aggregate, has had a Material Adverse Effect on Grant Tani or the LLC, taken as a whole, and, to the Knowledge of Grant Tani, there is no impending event or condition that would have a Material Adverse Effect on Grant Tani and the LLC, taken as a whole.

         Section 4.14 Ordinary Course of Business. Since the date of the Financial Statements, Grant Tani has operated its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent in all material respects with prior practice.

         Section 4.15 Litigation and Compliance with Laws.

                  a. There are no orders, writs, injunctions, decrees or unsatisfied judgments, and no actions, suits, claims or proceedings or investigations pending or, to the Knowledge of Grant Tani, threatened against any of Grant Tani, the LLC or any Principal for any of their past or current business activities.

                  b.       (1)      Except as set forth in Schedule 4.15, each
of Grant Tani, the LLC and the Principals are currently and, during the past five years (or, with respect to the LLC, such shorter time that it has been in existence), have been, operating in compliance in all material respects with all laws, rules, regulations and orders applicable to that Person's business, and:

                                    (A)      None of Grant Tani, the LLC or any
Principal nor, to the Knowledge of Grant Tani, any Person "associated" (as that term is defined under the Advisers Act) with any of Grant Tani, the LLC or any Principal has, within five years prior to the date hereof (or, with respect to the LLC, such shorter time that it has been in existence), been convicted of any crime or is or has been subject to any disqualification in each case that would be the basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) or 206(4) of the Advisers Act or Rule 206(4)-4(b) thereunder or for disqualification as an investment adviser for any investment company pursuant to Section 9 of the Investment Company Act of 1940, as amended; and

                                    (B)      None of any of Grant Tani, the LLC
or any Principal, nor to the Knowledge of Grant Tani, any Affiliate of Grant Tani, the LLC or any Principal, (i) is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of registration as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, or (ii) is subject to a disqualification that would be the basis for censure, denial, suspension or revocation of a certificate as an investment adviser under Sections 25232 or 25232.1 of the California Corporate Securities Law of 1968, and, to the Knowledge of Grant Tani, there is no reasonable basis for, or proceeding or investigation, whether formal or informal or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, denial, limitations, suspension or revocation.

                           (2)      Without limiting the generality of the
foregoing, (a) the information to be filed with the Securities Regulation Division of the California Department of Corporations with respect to the licensing of the LLC, the Management Company, their associated persons and the Principals as investment advisers or investment adviser representatives, as the case may be, (b) the information to be filed with respect to the licensing of at least two individuals as tax preparers under the provisions of California Business and Professions Code Sections 22250-22258 and (c) the information to be filed to cause Grant Tani, or a new entity to be formed by the Principals, to be licensed as a public accounting firm by the California State Board of Accountancy, when filed shall comply in all material respects with applicable rules and regulations and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  c. None of Grant Tani, the LLC nor any Principal is in default with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the business, affairs, properties or assets of that Person, provided that the foregoing representation and warranty does not apply to minor traffic violations.

                  d. None of any of Grant Tani, the LLC nor any Principal is charged or, to the Knowledge of Grant Tani, threatened with or under investigation with respect to any violation of any federal, state, municipal or other law or any administrative rule or regulation, domestic or foreign, applicable to the business, affairs, properties or assets of that Person; provided, however, that the foregoing representation and warranty does not apply to minor traffic violations.

         Section 4.16 Environmental Matters.

                  a. Each of Grant Tani and the LLC is currently and during the preceding five years (or, with respect to the LLC, such shorter time that it has been in existence) has operated its business at the properties identified in Schedule 4.7 ("Leased Real Property") in material compliance with all applicable federal, state and local statutes, ordinances, regulations and rules enacted or promulgated to protect air, water, land and human health and welfare (including, without limitation, amendments thereto (collectively, "Environmental Laws"), and in accordance with the terms of all leases addressing Environmental Laws.

                  b. Neither Grant Tani nor the LLC is subject to any liability, penalty or expense (including legal fees) by virtue of:

                           (1)      Any violation of any Environmental Law;

                           (2) Any activity conducted on or with respect to any property owned or leased by that Person;

                           (3) Any environmental condition existing on or with respect to any property owned or leased by that Person, in each case whether or not that Person permitted or participated in that act or omission;

                           (4) Any off-site transportation, storage, treatment or disposal of any hazardous substance or waste; and

                           (5) The presence of polychlorinated biphenyls, asbestos-containing material, urea formaldehyde insulation or storage tanks at any Leased Real Property.

                  c. To the Knowledge of Grant Tani, none of the Leased Real Property is listed or proposed for listing on the National Priorities List Pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, or any state or local list of sites requiring investigation or cleanup.

                  d. Each of Grant Tani and the LLC has furnished Holdings copies of all environmental reports, studies or audits in its possession conducted on its behalf relating to the Leased Real Property.

                  e. Neither Grant Tani nor the LLC has received any communication from a Governmental Authority requesting information relating to any environmental condition on the Leased Real Property.

         Section 4.17 Broker Dealer. None of Grant Tani, the LLC or any Principal is a "broker" or "dealer" that is registered or required to be registered with the SEC pursuant to the Exchange Act, with any self-regulatory organization (including, without limitation, the NASD) pursuant to its membership and registration rules or with any state pursuant to any applicable state securities law.

         Section 4.18 Insurance Policies. Each of Grant Tani and the LLC has in full force and effect insurance that management has reasonably determined is prudent with respect to its business, properties and assets (including, without limitation, errors and omissions liability insurance) as listed in Schedule 4.18 attached hereto. Neither Grant Tani nor the LLC is in material default under any such policy, and each will use commercially reasonable efforts to continue those policies in full force and effect.

         Section 4.19 Tax Matters. Each of Grant Tani, each Principal and the LLC has (a) paid or caused to be paid all federal, state, county, local, foreign and other taxes (including, without limitation, income, excise, property, withholding, sales, use and franchise taxes, unemployment insurance, social security, gross receipt taxes, occupation taxes and other similar obligations) and all deficiencies or additions to tax, interest, fines and penalties (collectively, "Taxes") required to be paid by him, her or it (other than, with respect to Grant Tani, current taxes the liability for which is adequately provided for in the Financial Statements) and (b) in accordance with applicable law, filed all federal, state, county, local and foreign tax returns required to be filed by him, her or it. All such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. No taxing authority is now asserting or, to the Knowledge of Grant Tani, threatening to assert against any of them any deficiency or claim for additional taxes.

         Section 4.20 Certain Transactions. Other than as contemplated by this Agreement, the Transaction Documents or any schedule or exhibit hereto or thereto, no officer, director, stockholder, partner or member of any of Grant Tani, the LLC and/or any Principal is presently a party to any material transaction with any of Grant Tani, the LLC and/or any Principal (including, without limitation, any material contract, agreement or other material arrangement providing for the furnishing of services to or by or otherwise requiring payments to or from any such Person, any member of the Immediate Family of any such Person or any corporation, partnership, trust, limited liability company or other entity in which any such Person or any member of the Immediate Family of any such Person has an interest or is an officer, director, stockholder, trustee, member or partner). Without limiting the foregoing, neither Grant Tani, the LLC nor any Principal receives or is entitled to any referral or other fee for recommending an investment adviser, insurer, accountant, broker-dealer, trustee or other service provider to any of its clients.

         Section 4.21 Employee Benefit Plans.

                  a. Each Seller Employee Plan (as that term is defined in Section 4.21(d) below) has at all times complied with all applicable laws, including the Code and ERISA. Except as set forth below, each Seller Employee Plan that is maintained as of the Closing Date and that is intended to be qualified under Section 401(a) of the Code (each, a "Seller Qualified Plan") is, in its current form, subject to a determination letter issued by the Internal Revenue Service with respect to its tax-qualified status, and those qualification requirements of Section 401(a) of the Code that are, under Internal Revenue Service rules, covered by a basic determination letter. The Grant Tani Barash & Altman, Inc. 401(k) Plan (the "401(k) Plan") is not the subject of a determination letter. The 401(k) Plan utilizes City National Bank's "GUST" prototype plan, and that plan's sponsor is relying upon the opinion letter received by City National Bank expressing the Internal Revenue Service's favorable opinion as to the form of the prototype plan. Schedule 4.21(a) sets forth a list of each amendment to each Seller Qualified Plan adopted on or after the date on which an application for a favorable determination letter was made, or in the case of the 401(k) Plan, the date of adoption of the GUST prototype plan. To the Knowledge of Grant Tani, no event or omission has occurred which could cause any such Seller Qualified Plan not to be so qualified or for any trust thereunder not to be tax-exempt under Section 501(a) of the Code.

                  b. Neither Grant Tani nor the LLC now has, or within the past ten years had, an obligation to contribute to a Multiemployer Plan (as defined in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or, except as disclosed on Schedule 4.21(b), any other Plan subject to Title IV of ERISA. Neither Grant Tani nor the LLC has, within the past ten years, ever promised or provided health care or other non-pension benefits to its former employees (other than "Continuation Coverage" under the Consolidated Omnibus Reconciliation Act of 1985 required to be provided by Part 6 of Subtitle B of Title I of ERISA ("COBRA")), nor are any such benefits provided for in any Seller Employee Plan. Schedule 4.21(b) lists each qualified beneficiary (as defined for purposes of COBRA) receiving benefits under COBRA as of the Closing Date and the aggregate amount of claims made by such beneficiary under COBRA.

                  c. With respect to each Seller Employee Plan, there has been no transaction prohibited by Section 406 of ERISA or Section 4975 of the Code that could result in any tax, penalty or liability of Grant Tani or the LLC. There are no material actions, suits or claims pending or threatened with respect to any Seller Employee Plan.

                  d. The term "Employee Plan" or "Plan" includes (i) any "employee benefit plan" as defined in Section 3(3) of ERISA, (ii) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement severance, welfare or incentive plan, agreement or arrangement, and (iii) any plan, agreement or arrangement providing for fringe benefits or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance. Schedule 4.21(d) hereto is a list of each Employee Plan that either Grant Tani or the LLC now maintains, contributes to or provides benefits under or has, within the past ten years, established, maintained, contributed to or provided benefits under (each a "Seller Employee Plan"). Grant Tani has delivered to Holdings, to the extent applicable, true and complete copies of all documents and summary plan descriptions of the Seller Employee Plans, including amendments thereto, and complete copies of the most recent Form 5500 filed with respect to that Seller Employee Plan.

                  e. There is no matter pending with respect to any Plan before the Internal Revenue Service, the Pension Benefit Guaranty Corporation (the "PBGC"), the U.S. Department of Labor or any other Governmental Authority.

                  f. Each of Grant Tani and the LLC has made full and timely payment of all amounts that are required under the terms of each Seller Employee Plan and any related trust or collective bargaining agreement or that are otherwise required by law to be paid as a contribution to each such Seller Employee Plan with respect to all periods through the Closing. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) exists nor has any funding waiver from the IRS been received or requested with respect to any Seller Employee Plan. No excise tax or other taxes are due or owing because of any failure to comply with the minimum funding standards of the Code and ERISA with respect to any Seller Employee Plan. With respect to each Seller Employee Plan that is subject to Title IV of ERISA, (i) neither Grant Tani nor the LLC has filed a notice of intent to terminate any such Seller Employer Plan or adopted any amendment to treat any such Seller Employee Plan as terminated, (ii) the PBGC has not instituted proceedings to terminate any such Seller Employee Benefit Plan, (iii) no other event or condition has occurred that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Seller Employee Plan, (iv) all required premium payments to the PBGC have been paid when due,
(v) no reportable event (as described in Section 4043 of ERISA) has occurred with respect to any such Seller Employee Plan, (vi) no excise taxes are payable under the Code, and (vii) no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made. All costs of any Seller Employee Plans subject to Title IV of ERISA have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. Schedule 4.21(f) includes for each Seller Employee Plan, as of its last valuation date, the amount by which its assets exceeded (or were less than) its "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA). Since the last valuation date for each such Seller Employer Plan, there has been no amendment or change to such Seller Employer Plan that would increase the amount of benefits thereunder and, to the Knowledge of Grant Tani, there has been no event or occurrence that would cause the excess of assets over benefit liabilities as listed in Schedule 4.21(f) to be reduced or the amount by which benefit liabilities exceed assets as listed in Schedule 4.21(f) to be increased.

                  g. There has been no act or omission by Grant Tani or the LLC that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 402(c), (i) or (l) or Section 4071 of ERISA or Chapter 43 of the Code of the imposition of a lien pursuant to Sections 401(a)(29) or 412(n) of the Code or pursuant to ERISA.

                  h. Neither Grant Tani nor the LLC is required to be aggregated with any other entity under Sections 414(b), (c), (m) or (o) of the Code.

                  i. To the Knowledge of Grant Tani, there are no claims (other than routine claims for benefits) pending or threatened with respect to any Seller Employee Plan and no facts exist which could give rise to any such claim.

         Section 4.22 Brokerage. None of any of Grant Tani, the LLC or any Principal has incurred any obligation for a brokerage commission or finders' fee in connection with the transactions contemplated hereby. Grant Tani and the Principals shall, jointly and separately, indemnify Holdings for any liability to any broker other than Berkshire.

         Section 4.23 Access to Information.

                  a. Each Principal acknowledges that Holdings has not provided that Principal with information regarding Grant Tani because that Principal, as a result his or her position with Grant Tani, has access to all information, financial or otherwise, regarding Grant Tani necessary for that Principal to determine whether to execute this Agreement and otherwise participate in the transactions contemplated hereby.

                  b. Each Principal acknowledges that his or her residence is set forth under his or her name on the signature pages to this Agreement.

         Section 4.24 Privacy. Each of Grant Tani and the LLC complies in all material respects with all applicable U.S. federal and state privacy laws in effect prior to the date of this Agreement, including, without limitation, Title V of the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act and any and all applicable regulations implementing either act.

         Section 4.25 No Known Regulatory Delays. To the Knowledge of Grant Tani, there is no reason to believe that Grant Tani, the Management Company, the LLC and the Principals will be unable to obtain all Licenses, consents and permits from all Governmental Authorities and other Persons necessary to complete the transactions contemplated by this Agreement promptly and without undue delay, expense or restriction.

                                    ARTICLE 5

   REPRESENTATIONS AND WARRANTIES OF HOLDINGS TO GRANT TANI AND THE PRINCIPALS

         Holdings represents and warrants to Grant Tani and each Principal that:

         Section 5.1 Organization. Each of Holdings and WTC is a corporation duly organized, validly existing and in good standing under Delaware law.

         Section 5.2 Authority. Each of Holdings and WTC has all requisite power and authority to (a) own its assets and conduct its business and (b) execute, deliver and perform this Agreement and the other Transaction Documents to be executed, delivered and performed by it in connection with this Agreement and the transactions contemplated hereby and thereby. This Agreement and each other Transaction Document to be executed, delivered and performed by Holdings in connection with the transactions contemplated hereby have been duly and validly approved by all necessary corporate action. This Agreement and each other Transaction Document to which Holdings is a party represents, or when executed will represent, its valid and legally binding obligation, enforceable against it in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws now or hereafter in effect affecting creditors; rights generally or (ii) general principles of equity, whether asserted in a proceeding in equity or at law.

         Section 5.3 Governmental Filings; Non-Contravention. Other than the filings and/or notices set forth in Schedule 5.3 (including those (a) under the HSR Act (if Holdings determines that a filing under that act is required), the Exchange Act and the Securities Act, and with the NYSE and (b) required to be made with the Federal Reserve Bank of Philadelphia), no notices, reports, applications or other filings are required to be made by Holdings with, nor are any Licenses, consents, registrations, approvals, permits or authorizations required to be obtained by it from, any Governmental Authority in connection with the execution and delivery of this Agreement and the other Transaction Documents, and the consummation by Holdings of the transactions contemplated hereby and thereby. Subject to the making or obtaining of all filings, notices, applications, Licenses, consents, registrations, approvals, permits or authorizations with or of any relevant Government Authority with respect to the transactions contemplated by this Agreement and the other Transaction Documents as set forth in Schedule 5.3, the execution, delivery and performance of this Agreement and each other Transaction Document to be executed, delivered and performed by Holdings or WTC in connection with the transactions contemplated hereby and thereby does not and will not: (a) violate any provision of its charter or bylaws; (b) violate, conflict with or result in a default under any contract or obligation to which Holdings or WTC is a party or by which it or its assets are bound; (c) violate or result in a violation of, or constitute a default under, any law, regulation or rule, or any order of or restriction imposed by any court or other Governmental Agency on Holdings or WTC or any of their respective properties; and (d) except with respect to a post-Effective Time notice to be filed or cause to be filed by WTC with the Federal Reserve Bank of Philadelphia and as contemplated by Section 8.1(b) hereof, require Holdings or WTC to obtain any approval, consent or waiver of, or make any filing with, any Governmental Authority that has not been obtained or made, except for approvals, consents, waivers or filings, as applicable, that are set forth in
Schedule 5.3 and that will have been received prior to Closing or at any earlier time required hereunder or under applicable laws, rules and regulations.

         Section 5.4       Litigation and Compliance with Laws.

                  a. Except as set forth on Schedule 5.4, there are no orders, writs, injunctions, decrees or unsatisfied judgments, and no actions, claims, suits, proceedings or investigations pending or, to Holdings' or WTC's Knowledge, threatened against Holdings or WTC that, if adversely determined, might call into question the validity or hinder or delay the enforceability or performance of this Agreement or any other Transaction Document or have a Material Adverse Effect on Holdings and WTC or their respective assets or properties, taken as a whole. Except as set forth on Schedule 5.4, each of Holdings and WTC is and, during the past five years (or, with respect to Holdings, such shorter time that it has been in existence) has been, operating in material compliance with all laws and governmental rules and regulations, domestic or foreign (including, without limitation, all federal and state securities laws), applicable to the business, affairs, properties and assets of Holdings or WTC, as the case maybe. Except as set forth in Schedule 5.4, neither Holdings nor WTC is in default with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of its business, affairs, properties or assets. Except as set forth in Schedule 5.4, neither Holdings nor WTC has been charged or, to Holdings' Knowledge, threatened with or is under investigation with respect to any violation of any federal, state, municipal or other law or any administrative rule or regulation, domestic or foreign, affecting Holdings or WTC or the transactions contemplated hereby.

                  b. To Holdings' Knowledge, neither Holdings, WTC nor any Person "associated" (as that term is defined under the Advisers Act) with Holdings or WTC has, within five years prior to the date hereof, been convicted of any crime or is or has been subject to any disqualification in each case that would be the basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) or 206(4) of the Advisers Act or Rule 206(4)-4(b) thereunder or for disqualification as an investment adviser for any investment company pursuant to Section 9 of the Investment Company Act of 1940, as amended.

                  c. To Holdings' Knowledge, none of Holdings, WTC nor any Affiliate of Holdings or WTC is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or is subject to a disqualification that would be a basis for censure, limitation on the activities, functions or operations of, or suspension or revocation of the registration of any Affiliate of Holdings or WTC as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and, to Holdings' Knowledge, there is no reasonable basis for, or proceeding or investigation, whether formal or informal or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitation, suspension or revocation.

         Section 5.5 Investment Representations.

                  a. Holdings will acquire its LLC Interest under the terms of this Agreement for its own account for investment and not with a view to or for sale in connection with any distribution thereof or with any present intention of selling or distributing all or any part thereof. Holdings acknowledges that the LLC Interests have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and cannot be disposed of unless registered under the Securities Act and any applicable state laws or an exemption from that registration is available.

                  b. Holdings is sufficiently knowledgeable and experienced in making investments of this type as to be able to evaluate the risks and merits of its investment in LLC Interests and is able to bear the economic risk of its investment in the LLC. Holdings acknowledges that the LLC Interests are illiquid, that no market for the LLC Interests exists and that none is contemplated to be created.

                  c. Holdings is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

         Section 5.6 No Known Regulatory Delays. Holdings has no Knowledge or reason to believe that it will be unable to obtain all Licenses, consents and permits from all Governmental Authorities and other Persons necessary to complete the transactions contemplated by this Agreement promptly and without undue delay, expense or restriction.

         Section 5.7 Brokerage. Holdings has not incurred any obligation for a brokerage commission or finders' fee in connection with the transactions contemplated hereby other than to Berkshire Capital Corporation ("Berkshire"). Holdings shall indemnify Grant Tani and the Principals for any liability to Berkshire for a brokerage fee in connection with the transactions contemplated hereby.

                                    ARTICLE 6

                   COVENANTS OF GRANT TANI AND THE PRINCIPALS

         Grant Tani and each Principal covenants as follows:

         Section 6.1 Notice to Clients. As soon as practicable after the date hereof, Grant Tani shall notify each of its clients of the transactions contemplated hereby and by the other Transaction Documents. That notice shall be in the form of Exhibit H and shall indicate that Grant Tani will assume that each client consents to those transactions unless the client notifies Grant Tani otherwise. Grant Tani shall keep a record indicating when and by what means each client was contacted, and shall provide Holdings with an opportunity to review that record prior to Closing.

         Section 6.2 Conduct of Business. Until Closing, except as specifically contemplated by this Agreement, without Holdings' prior written consent:

                  a. The business of Grant Tani shall be conducted only in the ordinary course, in a manner consistent in all material respects with past practices and in compliance in all material respects with all applicable laws, rules and regulations;

                  b. Neither Grant Tani nor any Principal shall in any capacity make or assist in making any change in the charter documents or bylaws of Grant Tani;

                  c. Neither Grant Tani nor any Principal shall acquire any asset or make any capital expenditure, or sell, lease or dispose of any asset other than (i) in the ordinary course of business and (ii) in an amount not to exceed $100,000;

                  d. Neither Grant Tani nor any Principal shall permit any Person to mortgage, pledge, subject to or permit to exist any Lien on any property or asset of Grant Tani except for minor imperfections of title or insignificant Liens that do not, in the aggregate, materially detract from the value of Grant Tani (and Grant Tani shall not, nor shall any Principal permit Grant Tani to, mortgage, pledge, subject to or permit to exist any Lien on, any properties, assets or contracts that are to be acquired by the LLC pursuant to the Transaction Documents);

                  e. Grant Tani shall not issue any (i) shares of its capital stock or other securities, (ii) options, warrants, puts, calls, commitments, agreements, contracts or preemptive or other rights to purchase, issue or otherwise acquire any capital stock or other securities of Grant Tani or (iii) obligations or securities convertible into or exchangeable for capital stock or other securities of Grant Tani;

                  f. Grant Tani shall not declare or pay any dividend or distribution on its capital stock or other securities, whether in the form of cash, capital stock or other securities, except that, prior to Closing, Grant Tani will distribute to (1) employees who are not Principals $[*], representing half of the retention bonuses payable to those employees, and (2) the Principals amounts consistent with past practices, including distributing all excess cash held on or before Closing except for $[*], representing one month's expenses for Grant Tani, which shall be contributed to the LLC; and

                  g. Grant Tani shall cause the LLC not to conduct any business or take any actions, other than as specifically contemplated in Recital E to this Agreement.

         Section 6.3 Preservation of Business and Assets.

                  a. Until Closing, except as contemplated hereby, each of Grant Tani and the Principals shall use his, her or its reasonable best efforts to: (1) preserve the current business of Grant Tani; (2) except for those clients set forth in Schedule 1(uu), maintain the present clients of Grant Tani, in each case on terms substantially equivalent to the terms of the existing agreements between those clients and Grant Tani in effect on the date hereof; and (3) preserve the goodwill of Grant Tani.

                  b. Except for the transactions contemplated by the Transaction Documents prior to Closing, Grant Tani shall not materially change the fundamental nature or characteristics of its business from the business conducted as of the date hereof without Holdings' prior written consent.

         Section 6.4 Standstill. The relative interests of the Principals in Grant Tani as of the date hereof may not be altered without Holdings' prior written consent.

         Section 6.5 Non-Competition. With respect to each Principal, for a period commencing on the Closing Date and terminating on the later of (a) the fifth anniversary of the Closing Date or (b) the first anniversary of the termination of each Principal's employment with the Management Company (the "Restricted Period"), that Principal shall not, for whatever reason, whether for his or her account or for the account of any other Person, without the prior written consent of the LLC and the Management Company, as a shareholder, employee, partner, member, board member, consultant, independent contractor, representative or otherwise, engage in any business competitive with any business conducted by any of the Grant Tani Entities at any time during the Restricted Period, in the Metropolitan Statistical Area of Los Angeles, California (the "Restricted Area"). Notwithstanding the foregoing, nothing herein shall prohibit that Principal from being a shareholder or equity holder in any publicly-traded entity whose business is competitive with, the business heretofore conducted, or conducted at any time during the Restricted Period and in the Restricted Area, by any of the Grant Tani Entities, as long as that Principal does not hold more than a three percent equity interest in that publicly-traded entity. Each Principal acknowledges that the restrictions set forth in this Section 6.5, including the Restricted Period and the Restricted Area, are made in connection with the sale of substantially all of the assets of Grant Tani, including the goodwill of that business, and are intended to comply with the California Business and Professions Code Section 16601.

         The restrictions set forth in this Section 6.5 shall not apply (1) to a Principal whose employment with the LLC and each of its Subsidiaries or by the Management Company is terminated by the LLC and those Subsidiaries or by the Management Company without Cause or by that Principal for Good Reason, (2) to a Principal if a Change of Control occurs and Holdings and its Permitted Transferees or WTC's successor, as the case may be, purchase all of the Principal's LLC Interests (including his or her Derivative Share (as that term is defined in the LLC Agreement) and the LLC Interests held by his or her Permitted Transferees (as that term is defined in the LLC Agreement)) pursuant to Section 7.5(a) of the LLC Agreement or (3) if the LLC is liquidated and its business is not continued by a successor entity.

         Section 6.6 Specific Performance. The Principals acknowledge that it is fair and reasonable that they make the covenants set forth in Section 6.5, and have done so with the benefit of the advice of counsel. In addition, the Principals acknowledge that any breach or attempted breach by any of them of the provisions of Section 6.5 will cause irreparable harm to Holdings, WTC, their respective Affiliates and each Grant Tani Entity, for which monetary damages will not be an adequate remedy. Accordingly, Holdings, WTC, their respective Affiliates and each Grant Tani Entity shall be entitled to apply for and obtain injunctive relief (temporary, preliminary and permanent) to restrain the breach or threatened breach of, or otherwise to specifically enforce, any provision of
Section 6.5, without the requirement to post a bond or provide other security. Nothing herein shall be construed as a limitation or waiver of any other right or remedy that may be available to Holdings, WTC, their respective Affiliates or a Grant Tani Entity for that breach or threatened breach. For emergency relief (including temporary and preliminary injunctive relief), an application may be made in any court of competent jurisdiction. The Principals further agree that the subject matter and duration of the restrictions covered herein are reasonable in light of the facts as they exist today. If any restriction contained in Section 6.5 is deemed unreasonable by a court, it shall, to the extent permitted by applicable law, be reduced to the maximum restriction that is enforceable under such law.

         Section 6.7 Licensing; Client Agreements.

                  a.       (1)      As soon as practicable after the date
hereof, Grant Tani and the Principals shall cause the LLC and the Management Company and/or any Principal to be licensed as investment advisers and the Principals and associated persons of the LLC and of the Management Company to be licensed as investment adviser representatives with the Securities Regulation Division of the California Department of Corporations. Grant Tani shall provide Holdings with evidence that the LLC, the Principals and the Management Company have obtained any such licenses promptly after they are obtained.

                           (2)      As soon as practicable after such licenses
have been obtained, Grant Tani shall cause the LLC to enter into a written agreement, in a form substantially similar to Exhibit C hereto except as that form may be revised to incorporate revisions requested by the California

Department of Corporations (a "Client Agreement"), with each client to or for whom the LLC or any Principal proposes to provide investment advice (including, without limitation, suggesting investment advisers or investment managers or monitoring or recommending investments) whether by itself, as a general partner or managing member of any entity or otherwise. Grant Tani shall provide Holdings with copies of all such agreements promptly after they are fully executed.

                           b.       As soon as practicable after the date
hereof, Grant Tani shall cause at least two individuals who will primarily be responsible for preparing and signing client tax returns on behalf of the LLC to be licensed as tax preparers under the provisions of California Business and Professions Code Sections 22250-22258. Grant Tani shall provide Holdings with evidence that those licenses have been obtained promptly after they are obtained.

                           c.       As soon as practicable after the date
hereof, Grant Tani and the Principals shall cause Grant Tani to be licensed as a public accounting firm by the California State Board of Accountancy. Grant Tani shall provide Holdings with evidence that license has been obtained promptly after it is obtained. After that license has been obtained, the Principals shall cause Grant Tani to enter into an agreement with the LLC under which Grant Tani would issue financial reports with a cover letter in compliance with professional standards under California law on behalf of the LLC at a fee not to exceed $[*] per report.

         Section 6.8 Assignment and Assumption Agreement and Original LLC Agreement. Prior to Closing, Grant Tani and the Second Member shall consummate the transactions contemplated by the Assignment and Assumption Agreement and execute the Original LLC Agreement.

                                    ARTICLE 7

                              COVENANTS OF HOLDINGS

         Section 7.1 Business Benefits. The LLC shall have the right to elect, on or prior to six months after the Closing Date, to have the officers and employees of the LLC (or the Management Company, if such Persons are employed by the Management Company) participate in some or all of the then-existing employee benefit plans of WTC (other than WTC bonus or incentive plans or defined benefit plans) at the cost of the LLC (or the Management Company, if those Persons are employed by the Management Company); provided, however, that (a) once the election to participate or not participate in a particular plan is made it cannot be changed without Holdings' written consent, which shall not be unreasonably withheld, (b) those officers and employees are otherwise eligible to participate in those plans in accordance with their terms and (c) nothing herein shall entitle such an officer or employee to participate in a plan where participation is not based solely on eligibility criteria set forth in the plan. With respect to the WTC employee benefit plans, Holdings agrees that years of service with Grant Tani shall be deemed to be years of service with WTC.

         Holdings shall pay the cost of (x) quarterly reviews of the LLC's financial statements by WTC's independent auditor and (y) computers and related infrastructure (such as computer firewalls) necessary for the LLC's computer systems to be compatible with Holdings' and WTC's.

         Section 7.2 Retirement Plan Rollovers. Upon Grant Tani's request, Holdings shall cause a retirement plan qualified under Section 401(a) of the Code sponsored by WTC or an Affiliate of WTC to accept rollovers of distributions from the Grant, Tani, Barash & Altman, Inc. Defined Benefit Plan and/or the Grant, Tani, Barash & Altman, Inc. 401(k) Plan (the "Grant Tani Qualified Plans") to participants therein who, at the time of such distribution, are employed by WTC or an Affiliate of WTC, only if: (a) such distributions are "eligible rollover distributions" within the meaning of Section 401(a)(31) of the Code and (b) prior to any such rollover, Grant Tani has provided to Holdings a copy of a favorable determination letter issued by the Internal Revenue Service with respect to the termination of the applicable Grant Tani Qualified Plan.

                                    ARTICLE 8

                            COVENANTS OF THE PARTIES

         Section 8.1 Regulatory Authorizations.

                  a. Holdings shall at its sole expense timely and promptly make all filings required to be made by it with any Governmental Authority with respect to the consummation of the transactions contemplated hereby (including, without limitation, filings with the Federal Reserve Bank of Philadelphia). Holdings shall furnish to Grant Tani such information and assistance it may reasonably request in connection with the preparation by it of necessary filings or submissions to any Governmental Authority. Holdings shall promptly supply Grant Tani with copies of all non-confidential correspondence, filings or communications (or memoranda summarizing the substance thereof) between Holdings or its counsel and any Governmental Authority with respect to this Agreement and the transactions contemplated hereby.

                  b. Grant Tani and the Principals shall cause each of Grant Tani, the Principals and the Management Company, prior to the transactions contemplated hereby and at Grant Tani's or his or her sole expense, timely and promptly make all filings required to be made by him, her, Grant Tani, the Management Company, the LLC or its associated persons with any Governmental Authority with respect to the consummation of the transactions contemplated hereby (including, without limitation, (1) the filing with the Securities Regulation Division of the California Department of Corporations of an application necessary to license the LLC and the Management Company as investment advisers and the Principals and the Management Company's and the LLC's associated persons as investment adviser representatives in California,
(2) the filing of applications for at least two individuals to be licensed as tax preparers under the provisions of California Business and Professionals Code Sections 22250-22258 and (3) an application for Grant Tani to be licensed as a public accounting firm by the California State Board of Accountancy). Each of Grant Tani and the Principals shall furnish to Holdings such information and assistance as Holdings may reasonably request in connection with its preparation of necessary filings or submissions to any Governmental Authority. Grant Tani shall promptly supply Holdings with copies of all non-confidential correspondence, filings or communications (or memoranda summarizing the substance thereof) between any of the Principals, Grant Tani, the Management Company, the LLC or his, her or its counsel and any Governmental Authority with respect to this Agreement and the transactions contemplated hereby.

         Section 8.2 Confidentiality. Each Party (each, a "Receiving Party") shall, on behalf of himself, herself or itself and his, her or its representatives and agents, keep confidential any and all information and data of a proprietary or confidential nature with respect to any other party (a "Disclosing Party") in the Receiving Party's possession or that he, she or it receives as a result of any investigation made in connection with this Agreement, other than information that is or becomes generally available to the public other than as a result of disclosure by the Receiving Party in violation of this Agreement. Notwithstanding the preceding sentence, each party shall be free to disclose any such information or data (a) to the extent required by applicable law, order, rule or regulation and (b) during the course of or in connection with any litigation, arbitration or other proceeding based upon or in connection with the subject matter of this Agreement; provided that, prior to disclosing any such information in connection with any such litigation, arbitration or proceeding, the Receiving Party shall, to the extent permitted by law, give prior notice to the Disclosing Party and use reasonable efforts to obtain confidential treatment therefor.

         Section 8.3 Expenses Incident to this Agreement. Except as otherwise expressly provided herein, each party shall pay his, her or its own expenses incident to the negotiation and consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the preparation and carrying out of this Agreement and the transactions contemplated hereby or thereby.

         Section 8.4 Access; Information. Grant Tani and the Principals hereby agree that, upon reasonable notice and subject to all applicable U.S. federal and state privacy laws in effect prior to the date of this Agreement, including, without limitation, Title V of the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act and any and all applicable regulations implementing either act, Grant Tani and the Principals shall afford Holdings and its officers, employees and representatives access during normal business hours throughout the period prior to Closing to the books, records, properties, personnel and to such other information of Grant Tani as Holdings may reasonably request.

         Section 8.5 Press Releases. The Parties shall coordinate and approve, to the extent permitted by law, any public announcement, press release or response to media inquiries regarding this Agreement and the transactions contemplated hereby.

                                    ARTICLE 9

                  CONDITIONS PRECEDENT TO HOLDINGS' OBLIGATIONS

         The obligations of Holdings to consummate the transactions contemplated hereby are subject to the satisfaction at Closing or, where appropriate, before the Closing Date, of the following conditions, except to the extent Holdings waives any such condition in writing on or before the Closing Date:

         Section 9.1 No Litigation; No Opposition. No judgment, injunction, order or decree enjoining or prohibiting any of Holdings, the LLC, Grant Tani or any Principal or other party to any Transaction Document from consummating the transactions contemplated by this Agreement or by any other Transaction Document or from engaging in any advisory or broker-dealer activity shall have been entered. No suit, action, claim, proceeding or investigation shall be pending or threatened at any time prior to or on the Closing Date before or by any court or Governmental Authority seeking to materially restrain or prohibit, or seeking material damages or other significant relief in connection with, the execution and delivery of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

         Section 9.2 Representations, Warranties and Covenants of Grant Tani and the Principals. The representations and warranties of each of Grant Tani and the Principals contained in this Agreement, any schedule or exhibit hereto and in each other Transaction Document shall be true and correct in all material respects at and as of Closing as though newly made at that time. Each and all of the agreements and conditions to be performed or satisfied by each of Grant Tani, the LLC and/or the Principals hereunder and under the other Transaction Documents at or prior to Closing shall have been duly performed or satisfied in all material respects. Each of Grant Tani and the Principals shall have furnished Holdings with a certificate or certificates dated as of the Closing Date with respect to each of the foregoing.

         Section 9.3 Client Objection.

                  a. Not more than ten percent (10%) (based on the total Client Fees for all of Grant Tani's clients other than those set forth in
Schedule 1(uu)) of Grant Tani's clients shall have indicated in any manner that they will not continue as clients of the LLC following Closing. Compliance with this condition shall be measured five Business Days prior to the Closing Date.

                  b. "Client Fees" shall mean, with respect to a client, the fees payable to Grant Tani for its fiscal year ending December 31, 2003, computed on an annualized basis for a client that was not a client of Grant Tani for the entire year, measured on an accrual basis (adjusted for any new clients since December 31, 2003 in the manner provided below).

                  c. Client Fees for a new client added after December 31, 2003 shall be added by computing the reasonably expected Client Fees for the fiscal year ending December 31, 2004, computed on both an accrual and annualized basis, with respect to the value of the Client Fees on the date that Person became a new client (using the fee rate for that client when it first becomes a client) for the entire year.

                  d. Fees associated with new clients shall be included in the numerator but not the denominator for purposes of computing such 10%.

                  At Closing, Grant Tani shall deliver to Holdings a certificate certifying compliance with this Section 9.3.

         Section 9.4 Licensing; Client Agreements.

                  a.       (1)      Grant Tani and the Principals shall have
caused the LLC, the Management Company and/or any Principal to be licensed as investment advisers and the Principals and associated persons of the LLC and of the Management Company to be licensed as investment adviser representatives with the Securities Regulation Division of the California Department of Corporations.

                           (2)      Grant Tani and the Principals shall have
provided Holdings a list identifying each client to or for whom the LLC proposes to provide investment advice after Closing (including, without limitation, suggesting investment advisers or investment managers or monitoring or recommending investments), whether by itself, as a general partner or managing member of any entity or otherwise, and shall have caused the LLC to enter into a Client Agreement with each such client.

                  b. Grant Tani shall have caused at least two individuals who will primarily be responsible for preparing and signing tax returns on behalf of the LLC to be licensed as tax preparers under the provisions of California Business and Professions Code Sections 22250-22258.

                  c. Grant Tani shall have caused itself to be licensed as a public accounting firm by the California State Board of Accountancy, and the Principals shall have caused Grant Tani to enter into an agreement with the LLC under which Grant Tani would issue financial reports with a cover letter in compliance with professional standards under California law on behalf of the LLC for a fee not to exceed $[*] per report.

                  At Closing, Grant Tani shall deliver to Holdings a certificate certifying compliance with this Section 9.4.

         Section 9.5 Shareholder Approval. Grant Tani's Board of Directors shall have approved the transactions contemplated by the Transaction Documents, Grant Tani's shareholders shall have approved the transactions contemplated by the Transaction Documents and, at Closing, Grant Tani shall deliver to Holdings a certificate certifying that such Board and shareholder approval have been obtained.

         Section 9.6 Engagement Letter and Marketing Materials. Grant Tani shall have revised its engagement letter and marketing materials in a manner acceptable to Holdings and shall have provided true and complete copies of those revised documents to Holdings.

         Section 9.7 Other Approvals. All actions and approvals by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the transactions contemplated hereby so that the LLC, Grant Tani and the Management Company shall be able to continue to carry on after the Closing Date the business conducted by Grant Tani immediately prior to Closing shall have been taken, made or obtained. All other material permits, approvals, Licenses, consents or other actions commercially necessary to consummate the transactions hereunder shall have been received or taken, except where the failure to obtain that permit, approval, consent or other action would not have a Material Adverse Effect on Grant Tani and the LLC, taken as a whole.

                  Without limiting the generality of the foregoing, the parties acknowledge that Grant Tani and WTC have received a letter from the Chief of Enforcement of the California State Board of Accountancy in form and substance satisfactory to Holdings indicating that, based on the proposed services to be provided by the LLC, the LLC will not be required to be registered as a public accounting firm with, or be required to obtain a permit to engage in the practice of public accountancy issued by, the California State Board of Accountancy.

         Section 9.8 Capitalization. The Members of the LLC, and the capital account balances and Membership Points of each Member in the LLC, shall be as set forth on Schedule 4.4(b) hereto.

         Section 9.9 Deliveries. Each of Grant Tani, the LLC and the Principals shall have executed, where applicable, and delivered to Holdings (or shall have caused to be executed and delivered to Holdings by the appropriate person) the following:

                  a. A certificate of the Secretary of Grant Tani and a manager of the LLC that each entity has completed all required actions contemplated by the Transaction Documents;

                  b.       The certificate or certificates contemplated by
Section 9.2;

                  c.       The certificates contemplated by Section 9.3 and 9.4;

                  d.       The certificates contemplated by Sections 9.10, 9.11,
9.12 and 9.13;

                  e.       The LLC Agreement;

                  f. Certified copies of resolutions of the board of directors (and, if necessary, the shareholders) authorizing the execution of each Transaction Document to which Grant Tani is a party;

                  g. The articles of incorporation (certified as of a recent date by the Secretary of State of California) and bylaws of Grant Tani;

                  h. A certificate of the Secretary of Grant Tani certifying that the resolutions, articles of incorporation and bylaws in paragraphs (f) and (g) above are in full force and effect and have not been amended or modified, and that the officers of Grant Tani are those persons named in the certificate;

                  i. Certified copies of the resolutions of the board of managers (and, if necessary, the Members) authorizing the execution of each Transaction Document to which the LLC is a party;

                  j. The LLC Certificate, certified as of a recent date by the Secretary of State of Delaware;

                  k. A certificate of a manager of the LLC certifying that the resolutions and LLC Certificate in paragraphs (i) and (j) above are in full force and effect and have not been amended or modified;

                  l. A certificate issued by the appropriate state authority certifying that each of Grant Tani and the LLC are validly existing in that state as of the most recent practicable date;

                  m.       The Employment Agreements;

                  n.       The Management Operating Agreement;

                  o.       The Offer Letters;

                  p. True and correct copies of each of the other Transaction Documents (including, without limitation, the Assignment and Assumption Agreement);

                  q. An opinion from Glassman, Browning & Saltsman, Inc., counsel to each of Grant Tani and the LLC, in the form of Exhibit I;

                  r. An opinion from Jane Katz Crist, Esquire, special counsel to each of Grant Tani and the LLC, in the form of Exhibit J; and

                  s. A copy of the Form D to be filed with the SEC with respect to the issuance of the LLC Interests and of any similar filing or notification of filing that will be filed with any applicable state securities commission.

         Section 9.10 No Material Adverse Change. No event or condition, individually or in the aggregate, shall have had a Material Adverse Effect on Grant Tani and the LLC, taken as a whole. Grant Tani and the LLC shall have furnished Holdings with a certificate dated as of the Closing Date with respect to the foregoing. Without limiting the foregoing, the LLC shall have at least $[*] of cash on hand at Closing.

         Section 9.11 Liens. Any and all Liens on the Shares shall be released in full, and any and all Liens on the assets of Grant Tani shall be released in full and to Holdings' satisfaction, and Grant Tani's Secretary shall have furnished Holdings a certificate to this effect.

         Section 9.12 Buy-Sell Agreement. The Buy-Sell Agreement dated as of January 2, 1997 among Grant Tani, the Principals and Roger A. Browning, Trustee of the Grant-Tani Trust-1994 shall have been terminated to Holdings' satisfaction, and Grant Tani's Secretary shall have furnished Holdings a certificate to that effect.

         Section 9.13 Satisfaction of Employee Loans. All loans to any employee of Grant Tani (other than the loan to Kim A. Ibrahim in the principal amount of $[*]) shall have been satisfied to Holdings' satisfaction, and Grant Tani's Secretary shall have furnished Holdings a certificate to that effect.

         Section 9.14 Accrual Basis Financial Statements. Grant Tani shall have provided Holdings balance sheets, income statements and statements of cash flows, prepared on an accrual basis, for the fiscal year ending December 31, 2003.

                                   ARTICLE 10

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                          GRANT TANI AND THE PRINCIPALS

         The obligations of Grant Tani and the Principals to consummate the transactions contemplated hereby and by the other Transaction Documents are subject to the satisfaction at Closing or prior to the Closing Date of the following conditions, except to the extent that any of Grant Tani or the Principals, as the case may be, has waived any such condition in writing on or prior to the Closing Date:

         Section 10.1 No Litigation; No Opposition. No judgment, injunction, order or decree enjoining or prohibiting any of Holdings, the LLC, Grant Tani or any Principal from consummating the transactions contemplated hereby or thereby shall have been entered. No suit, action, claim, proceeding or investigation shall be pending or threatened on the Closing Date before or by any court or Governmental Authority seeking to restrain or prohibit the execution and delivery of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

         Section 10.2 Representations, Warranties and Covenants. Each representation and warranty of Holdings contained in this Agreement and in any schedule or exhibit hereto and in each other Transaction Document shall be true and correct in all material respects at and as of Closing as though newly made at that time. Each and all of the agreements and conditions to be performed or satisfied by Holdings hereunder and under the other Transaction Documents at or prior to Closing shall have been duly performed or satisfied in all material respects. Holdings shall have furnished each Principal with a certificate dated as of the Closing Date to that effect.

         Section 10.3 Deliveries. Holdings shall have executed and delivered to Grant Tani or the Principals:

                  a. Certified copies of resolutions of Holdings' board of directors authorizing the execution of this Agreement and each other Transaction Document to which Holdings is a party;

                  b. A copy of the charter and current bylaws of Holdings which, in the case of the charter, is certified as of a recent date by the Secretary of State of Delaware;

                  c. A certificate of the Secretary of Holdings certifying that the resolutions, charters and bylaws in paragraphs (a) and (b) above are in full force and effect and have not been amended or modified, and that the officers of Holdings are those persons named in the certificate;

                  d.       The certificate contemplated by Section 10.2;

                  e.       The certificate contemplated by Section 10.4;

                  f. A certificate issued by the Secretary of State of Delaware certifying that Holdings is validly existing in Delaware as of the most recent practicable date; and

                  g. True and correct copies of each other Transaction Document to which Holdings is a party.

         In addition, at Closing, Holdings shall have delivered or caused to be delivered to Grant Tani the Initial Payment.

         Section 10.4 No Material Adverse Change. No event or condition, individually or in the aggregate, shall have had a Material Adverse Effect on Holdings. Holdings shall have furnished Grant Tani and the Principals with a certificate dated as of the Closing Date with respect to the foregoing.

                                   ARTICLE 11

                                 INDEMNIFICATION

         Section 11.1 Indemnification by the Principals. Subject to the provisions of this Article 11, Grant Tani and each Principal shall jointly and severally defend, indemnify, save and hold harmless Holdings, its Affiliates and the shareholders, directors, officers, employees and agents of each of the foregoing, from and against any and all actions, suits, claims, proceedings, demands, assessments, judgments, costs, losses, liabilities, damages, deficiencies and expenses (including, without limitation, interest, penalties, reasonable attorneys' and accountants' fees and all reasonable amounts paid in the investigation, defense or settlement of any of the foregoing) (collectively, "Losses") incurred in connection with, arising out of, or resulting from (a) any misrepresentation or breach of any representation or warranty by any of Grant Tani, the LLC or the Principals herein or in any other Transaction Document, without regard to the information set forth in the Schedules to this Agreement, (b) any breach of any covenant or agreement to be performed pursuant to this Agreement or any other Transaction Document by any of Grant Tani, the LLC or the Principals or (c) the conduct of Grant Tani's business prior to Closing.

         Section 11.2 Indemnification by Holdings. Subject to the provisions of this Article 11, Holdings shall defend, indemnify, save and hold harmless Grant Tani, the LLC and the Principals from and against any and all Losses incurred in connection with, arising out of, or resulting from (a) any misrepresentation or breach of any representation or warranty by Holdings herein or in any other Transaction Document, and (b) any breach of any covenant or agreement to be performed pursuant to this Agreement or any other Transaction Document by Holdings.

         Section 11.3 Limitation. No amount shall be recoverable under this
Article 11 by Holdings, on the one hand, or Grant Tani and the Principals, on the other hand, until the total amount of Losses suffered exceeds $[*].

         Section 11.4 Defense of Claims. If any action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action is filed or initiated against an Indemnified Party with respect to a matter subject to an indemnification claim by that Indemnified Party, the Indemnified Party shall give written notice thereof to the Indemnifying Party or Parties as promptly as practicable, and in any event within 20 days after service of the citation or summons, but the failure of an Indemnified Party to give timely notice shall not affect the rights of that party to indemnification hereunder to the extent that failure does not prejudice the Indemnifying Party. After that notice and a reasonable period of time to allow for analysis of the claim, if the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party is obligated under the terms of its indemnity hereunder for all Losses of the Indemnified Party in connection with that action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action, the Indemnifying Party shall be entitled, if it so elects and with counsel reasonably satisfactory to the Indemnified Party, to take control of the defense and investigation of that action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action and to employ and engage attorneys to handle and defend the same, at the Indemnifying Party's cost, risk and expense, except that, if the Indemnifying Party elects not to assume that defense or counsel for the Indemnified Party determines in good faith and advises the Indemnifying Party in writing that there are issues that raise conflicts of interest between the Indemnifying Party and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to him, her or it, and the Indemnifying Party shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that (a) the Indemnifying Party shall be obligated pursuant to this Section 11.4 to pay for only one firm of counsel (unless the use of one counsel for that Indemnified Party would present that counsel with a conflict of interest) for all Indemnified Parties in any jurisdiction, and (b) the Indemnified Party shall cooperate in the defense of any such matter. If the Indemnifying Party assumes the control of that defense, the Indemnified Party shall cooperate in all reasonable respects, at the Indemnifying Party's request and cost, risk and expense, with the Indemnifying Party and its attorneys in the investigation, trial and defense of the action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action and any appeal arising therefrom; provided that the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of that action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action and any appeal arising therefrom. The Indemnifying Party shall keep the Indemnified Party apprised of the status of the action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action, furnish the Indemnified Party with all documents and information the Indemnified Party reasonably requests in connection therewith, and consult with the Indemnified Party before acting on major matters involved in that action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action, including settlement discussions. Unless the Indemnified Party receives a complete release from all matters involved in the dispute, no settlement of any action for which indemnification may be payable hereunder shall be made without the prior written consent of the Indemnified Party. The Indemnified Party shall be entitled to defend, settle or proceed in such other manner as it deems fit, in its sole discretion, in connection with any action, suit, claim, proceeding, demand, assessment or enforcement action with respect to which the Indemnifying Party has not acknowledged its obligations in writing in accordance with the foregoing; and no reasonable action taken by the Indemnified Party in connection therewith shall affect or limit the obligations of the Indemnifying Party pursuant to this
Section 11.4.

         If the Indemnifying Party assumes the control of the defense as provided above but subsequently, in the course of defending the matter, comes to believe that the matter is not properly an obligation of that Indemnifying Party, the Indemnifying Party may with reasonable promptness advise the Indemnified Party of that new information. In that case, (a) if the Indemnified Party then agrees with the Indemnifying Party, the Indemnifying Party and the Indemnified Party shall make mutually satisfactory arrangements for the Indemnified Party to assume the defense of that matter and to repay the Indemnifying Party for any amounts reasonably expended by it pursuant to this
Article 11 with respect to that matter, and (b) if the Indemnified Party does not then agree with the Indemnifying Party, the Indemnifying Party shall have the right to commence legal proceedings to determine whether the matter is subject to indemnification by the Indemnifying Party; provided that, in the case of the foregoing clause (b), the Indemnifying Party shall continue to be obligated to defend the Indemnified Party with respect to that matter and to otherwise make the payments required by this Article 11 until that dispute is finally adjudicated by a court of competent jurisdiction and all rights to appeal with respect thereto have expired.

         Section 11.5 Prompt Payment. Any indemnity payable pursuant to this
Article 11 shall be paid within the later of ten days of the Indemnified Party's request therefor or five days before the date on which the liability upon which the indemnity is based is required to be paid by the Indemnified Party.

         Section 11.6 Certain Reductions; Subrogation. All indemnification payments payable hereunder shall be reduced by the amount of insurance proceeds received by the Indemnified Party as a result of the Losses for which the Indemnified Party is seeking indemnification. If the Indemnifying Party is obligated to indemnify the Indemnified Party pursuant to this Article 11, the Indemnifying Party shall, upon payment of that indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Losses to which that indemnification relates; provided, however, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this
Article 11 in connection with such Loss.

                                   ARTICLE 12

                                   TERMINATION

         Section 12.1 Termination. This Agreement may be terminated (a) by the mutual consent of Holdings and Grant Tani; (b) by Holdings or Grant Tani at any time after October 1, 2004 if for any reason the transactions contemplated by this Agreement have not been consummated by that date and the failure to consummate those transactions is not caused by a material breach of this Agreement by Holdings, if Holdings seeks to terminate this Agreement pursuant to this Section 12.1(b), or Grant Tani and the Principals, if Grant Tani seeks to terminate this Agreement pursuant to this Section 12.1(b); (c) by Holdings if there has been a material misrepresentation or breach on the part of Grant Tani or the Principals in the representations, warranties or covenants of Grant Tani or the Principals set forth herein that, if curable, has not been cured within 20 days after notice thereof by Holdings and which breach, if not cured, would cause a failure of the conditions set forth in Article 9; (d) by Grant Tani if there has been a material misrepresentation or breach on the part of Holdings in the representations, warranties or covenants of Holdings set forth herein that, if curable, has not been cured within 20 days after notice thereof by Grant Tani and which breach, if not cured, would cause a failure of the conditions set forth in Article 10; (e) by Holdings or Grant Tani if any court of competent jurisdiction or other competent governmental or regulatory authority (i) has issued an order making illegal or otherwise materially restricting, preventing or prohibiting any of the transactions contemplated hereby and that order has become final and non-appealable or (ii) whose approval is necessary to the consummation of the transactions contemplated hereby and whose approval has not been obtained after all appeals have been taken; (f) by Holdings if an event or condition or events or conditions occur that, either individually or the aggregate, have a Material Adverse Effect on the LLC and Grant Tani, taken as a whole; and (g) by Grant Tani if an event or condition or events or conditions occur, that, either individually or in the aggregate, have a Material Adverse Effect on Holdings.

         Section 12.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.1, it will become null and void immediately and there will be no liability or obligation on the part of any party hereto (or any of their respective representatives or Affiliates), except that (a) the provisions of Sections 8.2 and 8.3 and Article 11 shall continue to apply following that termination and (b) nothing contained herein shall relieve any Party hereto from liability for breach of its representations, warranties, covenants or agreements contained in this Agreement.

                                   ARTICLE 13

                                  MISCELLANEOUS

         Section 13.1 Survival of Representations, Warranties and Covenants. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive the Closing Date and the consummation of the transactions contemplated hereby. All covenants herein not fully performed shall survive the Closing Date and continue thereafter until fully performed.

         Section 13.2 Waivers. Any waiver of any term or condition or of the breach of any covenant, representation or warranty in this Agreement in any one instance shall not operate as or be deemed to be a further or continuing waiver of any other breach of that term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty. No failure or delay at any time to enforce or require performance of any provision hereof shall operate as a waiver of or affect in any manner that party's right at a later time to enforce or require performance of that provision or any other provision hereof. No such waiver, unless by its own terms it explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived, and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom that waiver is claimed in all other instances or for all other purposes to require full compliance.

         Section 13.3 Modifications. Except as otherwise expressly provided in this Agreement, neither this Agreement (including the exhibits and schedules hereto) nor any term hereof or thereof may be changed, amended, modified, waived, discharged or terminated except to the extent the same is evidenced by the written consent of the party against whom enforcement of that change or modification is sought.

         Section 13.4 Further Assurances. Each Party agrees to execute all further instruments and documents and to take all additional actions as any other Party may reasonably require in order to effectuate the terms and purposes of this Agreement and the transactions contemplated hereby.

         Section 13.5 Governing Law; Consent to Jurisdiction. This Agreement shall be construed under and governed by California law, without giving effect to the choice or conflicts of law provisions thereof. Holdings hereby agrees to submit to the jurisdiction of the courts of the State of California and the courts of the United States of America located in the Central District in the State of California in any action or proceeding arising out of or relating to this Agreement. The Principals and Grant Tani hereby agree to submit to the jurisdiction of the courts of the State of Delaware and to the courts of the United States of America located in Delaware in any action or proceeding arising out of or relating to this Agreement.

         Section 13.6 Notices.

                  a. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and sent as provided in Section 13.6(b) hereof:

                  (1)      If to Holdings, to:
                           GTBA Holdings, Inc.
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, DE 19890

                           Attention: David R. Gibson,
                                      Executive Vice President
                           with a copy to:

                           GTBA Holdings, Inc.
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, DE 19890

                           Attention: Gerard A. Chamberlain, Esquire
                                      Vice President

                  (2)      If to Grant Tani or the LLC, to:
                           Grant, Tani, Barash & Altman, Inc.
                           9100 Wilshire Boulevard
                           Suite 1000 West
                           Beverly Hills, CA 90212

                           Attention: Warren Grant

                           with a copy to:

                           Glassman, Browning & Saltsman, Inc.
                           360 North Bedford Drive
                           Suite 204
                           Beverly Hills, CA 90210

                           Attention: Roger Browning, Esquire

                  (3)      If to the Principals, to:
                           c/o Grant, Tani, Barash & Altman, Inc.
                           9100 Wilshire Boulevard
                           Suite 1000 West
                           Beverly Hills, CA 90212

                           with a copy to:

                           Glassman, Browning & Saltsman, Inc.
                           360 North Bedford Drive
                           Suite 204
                           Beverly Hills, CA 90210

                           Attention: Roger Browning, Esquire

                  b. All notices and other communications required or permitted hereunder that are addressed as provided in this Section 13.6, (i) if delivered personally against proper receipt shall be effective upon delivery and
(ii) if sent (A) by certified or registered mail with postage prepaid or (B) by Federal Express or similar courier service with courier fees paid by the sender, shall be effective upon receipt. A party may change its address for the purpose of notices to that party from time to time by a similar notice specifying a new address, but no such change shall be deemed to have been given unless it is sent and received in accordance with this Section 13.6.

         Section 13.7 Assignability. Neither this Agreement nor any rights or obligations hereunder shall be assignable by any party to any other Person without the prior written consent of the other Parties, except that WTC may, with notice to the other Parties, assign any or all of its interests in this Agreement and its rights and obligations hereunder to any Person directly or indirectly wholly owned by WTC or one of its Affiliates. This Agreement shall be binding upon, enforceable by and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 13.8 Captions. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

         Section 13.9 Number and Gender. Whenever used herein, the singular number shall include the plural, the plural shall include the singular unless the context otherwise requires and the use of any gender shall include all genders.

         Section 13.10 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects by interpreting that invalid or unenforceable provision as nearly to the original meaning as possible so as to make it valid and enforceable or, if that is not possible or permitted by applicable law, by omitting that invalid or unenforceable provision.

         Section 13.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 13.12 No Third-Party Beneficiaries. Except as otherwise provided in Article 11, no Person who is not a party to this Agreement shall be entitled to any rights or benefits hereunder; provided further that Holdings, WTC, their respective Affiliates, each Grant Tani Entity and each Subsidiary of a Grant Tani Entity is a third-party beneficiary of Sections 6.5 and 6.6.

         Section 13.13 Remedies for Section 8.2. Each Receiving Party acknowledges that any breach or attempted breach by that party of the provisions of Section 8.2 will cause irreparable harm to the Disclosing Party, for which monetary damages will not be an adequate remedy. Accordingly, each Disclosing Party shall be entitled to apply for and obtain injunctive relief (temporary, preliminary and permanent) to restrain the breach or threatened breach by a Receiving Party of, or otherwise to specifically enforce, any provision of
Section 8.2, without the requirement to post a bond or provide other security. Nothing herein shall be construed as a limitation or waiver of any other right or remedy that may be available to the Disclosing Party for that breach or threatened breach. For emergency relief (including temporary and preliminary injunctive relief), an application may be made in any court of competent jurisdiction. Each Receiving Party further agrees that the subject matter and duration of the restrictions covered in Section 8.2 are reasonable in light of the facts as they exist today.

         Section 13.14 Integration. This Agreement (as it may be amended from time to time) and the exhibits and schedules hereto constitute the entire agreement among the parties hereto (including WTC) with respect to the subject matter hereof, and supersede all prior agreements and understandings, oral or written, express or implied, with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    GRANT, TANI, BARASH & ALTMAN, INC.

                                    By: /s/ Warren Grant
                                        -----------------------------------
                                        Name: Warren Grant
                                        Title: President
                                        Address: 9100 Wilshire Blvd. Suite 1000
                                                 Beverly Hills, CA 90212-3413

                                    /s/ Warren Grant                 (SEAL)
                                    ---------------------------------------
                                    WARREN GRANT

                                    Address: 9100 Wilshire Blvd. Suite 1000
                                             Beverly Hills, CA 90212-3413

                                    /s/ Jane Tani                    (SEAL)
                                    ---------------------------------------
                                    JANE TANI

                                    Address: 9100 Wilshire Blvd. Suite 1000
                                             Beverly Hills, CA 90212-3413

                                    /s/ Corey Barash                 (SEAL)
                                    ---------------------------------------
                                    COREY BARASH

                                    Address: 9100 Wilshire Blvd. Suite 1000
                                             Beverly Hills, CA 90212-3413

                                    /s/ Howard Altman                (SEAL)
                                    ---------------------------------------
                                    HOWARD ALTMAN

                                    Address: 9100 Wilshire Blvd. Suite 1000
                                             Beverly Hills, CA 90212-3413

                                    GTBA HOLDINGS, INC.

                                    By: /s/ Rodney P. Wood
                                        -----------------------------------
                                        Name: Rodney P. Wood,
                                        Title: President

         By its execution below, Wilmington Trust Corporation guarantees the obligations of GTBA Holdings, Inc. under this Limited Liability Company Interest Purchase Agreement.

                                    WILMINGTON TRUST CORPORATION

                                    By: /s/ Rodney P. Wood
                                        -----------------------------------
                                        Name: Rodney P. Wood
                                        Title: Executive Vice President